UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LIFETIME BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIFETIME BRANDS, INC.

1000 Stewart Avenue

Garden City, New York 11530

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2014

Notice is hereby given that the Annual Meeting of Stockholders of Lifetime Brands, Inc., a Delaware corporation (the “Company”), will be held at the office of the Company, 1000 Stewart Avenue, Garden City, New York 11530 on Thursday, June 19, 2014 at 10:30 a.m., local time, for the following purposes:

(1)	To elect a board of ten directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2014;

(3)	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and

(4)	To transact such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

Stockholders of record at the close of business on May 1, 2014 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company’s office, 1000 Stewart Avenue, Garden City, New York 11530, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting.

By Order of the Board of Directors,

/s/ Sara Shindel

Sara Shindel
Secretary
Garden City, New York
April 30, 2014

THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

LIFETIME BRANDS, INC.

1000 Stewart Avenue

Garden City, New York 11530

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 19, 2014

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Lifetime Brands, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on May 1, 2014 are entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying Proxy shall be mailed to stockholders on or about May 12, 2014.

THE MEETING

On April 30, 2014, there were 13,482,823 shares of the Company’s common stock, $.01 par value, issued and outstanding. Each share of the Company’s common stock entitles the holder thereof to one vote on each matter submitted to a vote of stockholders at the Meeting.

All shares of common stock represented by properly executed proxies will be voted at the Meeting in accordance with the directions marked on the proxies, unless such proxies have previously been revoked. If no directions are indicated on such proxies, they will be voted FOR Proposal 1 - the election of each nominee named under Election of Directors, FOR Proposal 2 - the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2014 and FOR Proposal 3 – approval of the compensation of the Company’s named executive officers. If any other matters are properly presented at the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder is present at the Meeting, he or she may elect to revoke his or her proxy and vote his or her shares personally.

VOTE REQUIRED FOR APPROVAL

A majority of the Company’s outstanding shares of common stock represented at the Meeting, in person or by proxy, shall constitute a quorum. Abstentions will be counted for purposes of determining the presence or absence of a quorum. Assuming a quorum is present, (1) the affirmative vote of a plurality of the shares so represented is necessary for the election of directors, (2) the affirmative vote of a majority of the shares so represented is necessary to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and (3) the affirmative vote of a majority of the shares so represented is necessary to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

With respect to Proposal 1, you may vote for all nominees, withhold your vote as to all nominees, or vote for all nominees except those specific nominees from whom you withhold your vote. The ten nominees receiving the most “FOR” votes will be elected. Properly executed proxies marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than ten directors and stockholders may not cumulate votes on the election of directors.

With respect to Proposals 2 and 3, you may vote for, against or abstain from voting on either of these proposals.

If a stockholder, present in person or by proxy, abstains on a matter, such stockholder’s shares of common stock, although included in the quorum, will not be voted on such matter. Thus, an abstention from voting on either Proposal 2 or 3 has the same legal effect as a vote “against” the matter.

Brokers or other nominees who hold shares of the Company’s common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Meeting. A broker non-vote occurs when a Broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact the Company’s ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 2 and 3).

MAJORITY VOTING GOVERNANCE PRINCIPLE

Although the Company’s By-laws provide for a plurality voting standard for the election of directors, the Board has adopted, as a governance principle, a majority voting standard for uncontested director elections and a plurality voting standard for contested elections. For this purpose, a “majority of votes cast” means that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Accordingly, subsequent to the election of directors at the Meeting, any elected director who is not elected by an affirmative vote of a majority of the votes cast at the Meeting shall submit his or her resignation to the Board. Upon receipt by the Board of such resignation, the Board shall, in its sole judgment and discretion, within ninety (90) days from the submission of such director’s resignation as a director of the Company, determine whether to accept or reject such director’s resignation. If the Board rejects such director’s resignation as a director of the Company, then the Company shall prepare and file a Form 8-K to explain the Board’s rationale for its rejection of such director’s resignation.

PROXY SOLICITATION

The Company will bear the cost of preparing, printing, assembling and mailing the proxy, this Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. The Company has retained Georgeson, Inc., a proxy solicitation firm, at an estimated cost of $7,500 plus reimbursement of expenses, to assist in soliciting proxies from brokers, banks, nominees, and institutional holders. Georgeson, Inc. may solicit votes personally or by telephone, mail or electronic means.

It is contemplated that brokerage houses will forward the proxy materials to beneficial holders at the request of the Company. In addition to the solicitation of proxies by the use of mail, officers and other employees of the Company may solicit proxies personally, by telephone or by electronic means without being paid any additional compensation. The Company will reimburse such persons for their reasonable out-of-pocket expenses in accordance with the regulations of the Securities and Exchange Commission (“SEC”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 30, 2014 (except where otherwise noted) based on a review of information filed with the SEC and the Company’s records with respect to (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each Director of the Company, (iii) each named executive officer of the Company, and (iv) all Directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned*		% of Shares Beneficially Owned*
DIRECTORS AND EXECUTIVE OFFICERS (1)

Jeffrey Siegel	1,262,939	(2)	9.17%

Craig Phillips	749,449	(3)	5.54

Daniel Siegel	370,613	(4)	2.73

Ronald Shiftan	311,387	(5)	2.27

Laurence Winoker	139,500	(6)	1.02

Michael Jeary	61,813	(7)		†

David E. R. Dangoor	50,443	(8)		†

Cherrie Nanninga	46,813	(9)		†

William U. Westerfield	42,457	(10)		†

John Koegel	17,298			†

Michael J. Regan	7,347			†

Dennis E. Reaves	1,771			†

All directors and executive officers as a group (12 persons)	3,061,830		21.31

Dimensional Fund Advisors LP	1,033,490	(11)	7.67
6300 Bee Cave Road, Building One
Austin, Texas 78746
BlackRock, Inc.	682,133	(12)	5.06
40 East 52nd Street
New York, NY 10022

Notes:

(*)	Calculated on the basis of 13,482,823 shares of common stock outstanding on April 30, 2013. Pursuant to the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares. Each person is deemed to be the beneficial owner of securities which may be acquired within sixty days through the exercise of options, warrants, and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person.
†	Less than 1%.
(1)	The address of such individuals is c/o the Company, 1000 Stewart Avenue, Garden City, New York 11530.

Notes continued:

(2)	Consists of: (i) 975,929 shares owned directly by Mr. Jeffrey Siegel, (ii) 1,010 shares of common stock owned by Mr. Jeffrey Siegel’s wife, and (iii) 286,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(3)	Consists of: (i) 683,171 shares owned directly by Mr. Phillips, (ii) 28,278 shares held in an irrevocable trust for the benefit of Mr. Phillips and (iii) 38,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(4)	Consists of: (i) 291,863 shares owned directly by Mr. Daniel Siegel, (ii) 6,000 shares held in an irrevocable trust for the benefit of Katherine and Juliana Wells and (iii) 72,750 shares issuable upon the exercise of options that are exercisable within 60 days.
(5)	Consists of: (i) 71,387 shares owned directly by Mr. Shiftan and (ii) 240,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(6)	Consists of 139,500 shares issuable upon the exercise of options that are exercisable within 60 days.
(7)	Consists of: (i) 36,813 shares owned directly by Mr. Jeary and (ii) 25,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(8)	Consists of: (i) 25,443 shares owned directly by Mr. Dangoor and (ii) 25,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(9)	Consists of: (i) 20,813 shares owned directly by Ms. Nanninga and (ii) 26,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(10)	Consists of: (i) 3,448 restricted shares held directly by Mr. Westerfield, (ii) 9,009 shares held in a revocable trust for the benefit of Mr. Westerfield’s wife, and (iii) 30,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(11)	Based solely on the Schedule 13G filed with the SEC on February 10, 2014. Represents shares of the Company’s common stock owned of record by clients of Dimensional Fund Advisors LP. Dimensional Fund Advisors LP, in its capacity as an investment adviser, has shared voting power with respect to 1,008,213 shares and shared dispositive power with respect to 1,033,490 shares. As stated in the Schedule 13G filed with the SEC on February 10, 2014, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in the Schedule 13G filed with the SEC on February 10, 2014 are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(12)	Based solely on the Schedule 13G filed with the SEC on January 29, 2014. Represents shares of the Company’s common stock owned by BlackRock, Inc., a parent holding company. BlackRock Inc. beneficially owns 662,183 shares with sole voting power and shared dispositive power with respect to 682,133 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

A board of ten directors is to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders and shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. The following nominees have been recommended by the Board. Each of the nominees is a current Director of the Company. It is the intention of the persons named as proxies in the enclosed proxy to vote the shares covered thereby FOR the election of the ten persons named below, unless the proxy contains contrary instructions:

Name	Age	Position	Director of the Company Since

Jeffrey Siegel	71	Chairman of the Board of Directors and Chief Executive Officer	1967

Ronald Shiftan	69	Vice Chairman of the Board of Directors and Chief Operating Officer	1984

Craig Phillips	63	Senior Vice-President — Distribution and Director	1974

David E. R. Dangoor	64	Director	2007

Michael Jeary	67	Director	2005

John Koegel	62	Director	2008

Cherrie Nanninga	65	Director	2003

Dennis E. Reaves	71	Director	2013

Michael J. Regan	72	Director	2012

William U. Westerfield	82	Director	2004

BACKGROUND OF DIRECTORS

Jeffrey Siegel is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Siegel has held the position of Chairman of the Board since June 2001, the position of President from December 1999 to 2013 and the position of Chief Executive Officer since December 2000. Mr. Siegel also is a director of Grupo Vasconia, S.A.B. (“Vasconia”), a manufacturer and distributor of industrial aluminum products, aluminum disks, cookware and related items in Mexico, in which the Company has approximately a 30% equity ownership. Shares of Vasconia’s capital stock are traded on the Bolsa Mexicana de Valores, the Mexican Stock Exchange. Mr. Siegel has served the Company in various capacities and has been a director of the Company since 1967. Mr. Siegel is a cousin of Craig Phillips and the father of Daniel Siegel.

Ronald Shiftan is Vice Chairman of the Board of Directors and Chief Operating Officer of the Company. He was elected Vice Chairman in November 2004 and Chief Operating Officer in June 2005. Mr. Shiftan has been a director of the Company since 1984 and is a director of Vasconia and GS Internacional S/A (“GSI”), a wholesale distributor of branded housewares products in Brazil, in which the Company has a 40% equity ownership.

Craig Phillips has been Senior Vice-President - Distribution of the Company since July 2003. Mr. Phillips held the position of Vice-President - Manufacturing from 1973 to 2003. Mr. Phillips, a cousin of Jeffrey Siegel and a cousin of Daniel Siegel, has been a director of the Company since 1973.

David E. R. Dangoor has been President of Innoventive Partners LLC, a firm that provides consulting services in the fields of strategic planning, marketing and public relations, since 2002. Prior thereto, over a period of 27 years, Mr. Dangoor held various senior executive positions and in several countries at Philip Morris USA, Inc. and Philip Morris International Inc. Mr. Dangoor is also the Chairman of the Board of Directors of BioGaia AB, a public Swedish bio-tech company that develops and markets pro-biotic solutions through food concepts and supplements and a member of the Board of Directors and of the Audit and Corporate Governance Committees of Lorillard, Inc., a New York Stock Exchange listed cigarette manufacturer. Mr. Dangoor also serves as Honorary Consul General of Sweden in New York.

Michael Jeary is President of Laughlin Constable, an advertising agency with offices in Milwaukee, Chicago and New York. From 2006 to July 2009, Mr. Jeary was President and CEO of Partners + Jeary, a New York-based advertising agency.

John Koegel has been a principal of Jo-Tan, LLC, a retail consulting company, since 2006. From February 2010 to October 2011, Mr. Koegel was a member of the Board of Directors and Lead Director of Game Trading Technologies, Inc., a publicly held provider of trading solutions for video game retailers, publishers, rental companies and consumers.

Cherrie Nanninga has been the Chief Operating Officer of the New York Tri-State Region of CBRE, a commercial real estate firm, since 2002. For 23 years prior thereto, Ms. Nanninga was employed by The Port Authority of New York and New Jersey where she most recently served as Deputy Chief Financial Officer and Director of Real Estate.

Dennis E. Reaves was formerly Senior Vice President and General Merchandise Manager (from 1998 to 2002) of Wal-Mart Stores, Inc. Since 2002, Mr. Reaves has served as a senior consultant to leading retailers, such as Big Lots, Inc. and Gap, Inc., and to multinational consumer products companies, including Jarden Corporation.

Michael J. Regan is a retired certified public accountant. From 1996 to 2002, Mr. Regan was the Vice Chairman and Chief Administrative Officer of KPMG LLP, a leading independent public accounting firm, and was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG (1962 to 2002). Mr. Regan currently is a director of DynaVox Inc., a provider of speech generating devices and symbol-adapted special education software (since 2011) and of Scientific Games Corporation, an entertainment and media company (since 2006). Mr. Regan previously served on the boards of directors of Citadel Broadcasting Corporation and Allied Security Holdings LLC. The Board has determined that Mr. Regan is an “Audit Committee Financial Expert,” as defined by the SEC rules.

William U. Westerfield is a retired certified public accountant. From 1965 to 1992, Mr. Westerfield was an audit partner at Price Waterhouse LLP, a leading independent public accounting firm. Mr. Westerfield previously served as a director and member of the audit, compensation, nominating and corporate governance committees of Gymboree Corporation, an international children’s apparel retailer. Mr. Westerfield also previously served as a director and a member of the audit committee of West Marine, Inc., a boating supply retailer. The Board has determined that Mr. Westerfield is an “Audit Committee Financial Expert,” as defined by the SEC rules.

QUALIFICATIONS OF DIRECTORS

Director	Key Qualifications

Jeffrey Siegel	Service as Chairman and Chief Executive Officer of the Company; extensive knowledge of the Company’s strategy, operations and financial position and of the housewares and retail industries.

Ronald Shiftan	Service as Vice Chairman and Chief Operating Officer of the Company; knowledge of the Company and the housewares industry; distinguished career with public company board experience, leadership experience at a large public sector organization, financial markets expertise acquired as a general partner in a major international investment banking firm; financial, business and strategic acumen.

Craig Phillips	Service as Senior Vice President – Distribution of the Company; knowledge of the Company’s strategy, operations and financial position and of the housewares industry.

David E. R. Dangoor	Distinguished career with public company board experience; experience gained in marketing and general management positions with a large global consumer products company; knowledge of the Company and the housewares industry through board service.

Michael Jeary	Distinguished career as a marketing executive. Consumer products and e-commerce experience gained in leadership positions in the advertising industry; knowledge of the Company and the housewares industry through board service.

John Koegel	Distinguished career in retailing; strong background in merchandising and general management; consultant for private investment funds and their retail and consumer related portfolio companies; recognized expertise in business improvement, management oversight and due diligence; experience in providing strategic advice on merger and acquisition transactions; knowledge of the Company and the housewares industry through board service.

Cherrie Nanninga	Distinguished career as a financial and operations executive; experience as Deputy Chief Financial Officer of a large public sector organization and Chief Operating Officer of a large division of a multinational company; knowledge of the Company and the housewares industry through board service.

Dennis E. Reaves	Distinguished career in retailing; business and strategic acumen and knowledge of the retail and consumer products industries.

Michael J. Regan	Distinguished career with extensive public company board experience; experience as an audit partner in a large international accounting firm; financial, business and strategic acumen and knowledge of the retail and consumer products industries.

William U. Westerfield	Distinguished career with extensive public company board experience; experience as an audit partner in a large international accounting firm; financial, business and strategic acumen; knowledge of the Company and the housewares industry through board service.

The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, should any of the foregoing nominees become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other person or persons as the Board may nominate.

The Board recommends that stockholders vote FOR the election of the nominated directors. Signed proxies that are returned will be so voted unless otherwise instructed on the proxy card.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of each of the Company’s executive officers as of April 30, 2014:

Name	Age	Position
Jeffrey Siegel	71	Chairman of the Board of Directors and Chief Executive Officer

Ronald Shiftan	69	Vice Chairman of the Board of Directors and Chief Operating Officer

Daniel Siegel	44	President

Craig Phillips	63	Senior Vice-President — Distribution and Director

Laurence Winoker	58	Senior Vice-President — Finance, Treasurer and Chief Financial Officer

BACKGROUND OF EXECUTIVE OFFICERS

Daniel Siegel has served the Company in various positions since joining the Company in 1992, including Executive Vice President of Sales from 2006 to 2008, Executive Vice President of Corporate Invention Strategies from 2008 to 2010 and most recently as an Executive Vice President from 2010 to 2013. Mr. Siegel is a director of Vasconia and GSI. Mr. Siegel is the son of Jeffrey Siegel, Chairman of the Board of Directors and Chief Executive Officer of the Company and a cousin of Craig Phillips, director and Senior Vice President-Distribution of the Company.

Laurence Winoker has been the Company’s Senior Vice-President – Finance, Treasurer and Chief Financial Officer since July 2007. Prior thereto, Mr. Winoker was Senior Vice-President, Controller and Treasurer of MacAndrews & Forbes Holdings Inc., a holding company with controlling interests in a diversified portfolio of public and private companies including Revlon, Inc. Mr. Winoker was Senior Vice-President, Treasurer and Controller of Revlon, Inc. from 1999 to 2003.

All of the Company’s officers are elected annually by the Board and hold office at the pleasure of the Board and serve until their successors are elected and qualified. Certain directors are executives of the Company for a contractual term pursuant to employment agreements. See the Compensation Discussion and Analysis section for summarized terms of these agreements with the Named Executive Officers of the Company.

See Election of Directors for biographies, names and ages of those Executive Officers who are Directors.

CORPORATE GOVERNANCE

BOARD INDEPENDENCE

The Board has determined that David E. R. Dangoor, Michael Jeary, John Koegel, Cherrie Nanninga, Dennis E. Reaves, Michael J. Regan and William U. Westerfield are independent directors under the listing standards of The NASDAQ Stock Market, LLC. Jeffrey Siegel, Ronald Shiftan and Craig Phillips are employees of the Company and are not considered to be independent directors.

BOARD LEADERSHIP STRUCTURE

Jeffrey Siegel serves as Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Siegel has served the Company in various capacities and has been a director of the Company since 1967 and is the largest individual stockholder of the Company. Mr. Siegel provides effective leadership and guidance as the Chairman of the Board in the development of the Company’s pursuit of its strategic goals, recognition of business opportunities that present themselves and its risk profile.

John Koegel serves as the lead independent director. Duties of the lead independent director include:

•	Chair meetings of the Board at which neither the Chairman of the Board nor the Vice Chairman of the Board is present;

•	Review the agenda approved by the Chairman of the Board for meetings of the Board and, with input from the other independent directors, suggest to the Chairman of the Board additional agenda items for meetings of the Board, as well as the substance and timeliness of information to be sent to the members of the Board in connection with meetings of the Board and in between meetings of the Board;

•	Review with the Chairman of the Board the schedule for meetings of the Board to help assure that there is sufficient time allocated for discussion of all agenda items;

•	Maintain constant communication with the Chairman of the Board between meetings of the Board;

•	Collaborate with and act as a resource for, and counsel to, the Chairman of the Board;

•	Chair meetings of the independent directors;

•	Review with the Chairman of the Board the schedule for meetings of the Independent Directors and, with input from the other independent directors, set the agenda for such meetings;

•	Review with the Chairman of the Board after meetings of the Independent Directors matters discussed by the independent directors at such meetings;

•	Facilitate communication and serve as the principal liaison on Board related issues between the Chairman of the Board and the independent directors. Notwithstanding the foregoing, each director is free to communicate directly with the Chairman of the Board and the other directors and senior management of the Company;

•	Authorize the retention of independent legal advisors, and other independent consultants and advisors, as necessary, to advise the independent directors on issues related to the independent directors. Such advisors and consultants shall work with and under the direction of the Lead Director and report directly to the independent directors with respect to such issues; and

•	At least annually review with the other independent directors and with the Chairman of the Board the duties and responsibilities of the Lead Director.

The Board is composed of ten directors, seven of whom are independent of the Company. The Company’s independent directors, and its governance practices, provide effective and independent oversight of management. The independent directors meet in periodic executive sessions, the results of which are discussed by the Lead Director with the CEO.

STOCK OWNERSHIP GUIDELINES

Effective July 31, 2012, the Board adopted stock ownership guidelines applicable to directors. Under these guidelines, a director must, on or prior to the compliance deadline, own shares of the Company’s stock with a value in an amount equal to or in excess of 3 times the non-employee director annual cash retainer, with such value determined at the time of the receipt of the stock based on payment or contribution. The compliance deadline is 5 years after the director’s election to the Board. For purpose of the foregoing, unexercised stock options are not considered in calculating stock ownership but restricted shares are included at the time the restriction lapses. All directors of the Company are in compliance with the stock ownership guidelines.

BOARD OVERSIGHT OF RISK

The Company’s Board bears the responsibility for maintaining oversight over the Company’s exposure to risk. The Board, itself and through its committees, meets with various members of management regularly and discusses the Company’s material risk exposures, the potential impact on the Company and the efforts of management it deems appropriate to deal with the risks that are identified. The Audit Committee considers the Company’s risk assessment and risk management practices including those relating to regulatory risks, financial liquidity and accounting risk exposure, reserves and the Company’s internal controls. The Nominating and Governance Committee considers the risks associated with corporate governance with the guidance of corporate and outside counsel. The Compensation Committee, in connection with the performance of its duties, considers risks associated with the Company’s compensation programs.

CODE OF ETHICS

The Company has adopted a Code of Ethics, as supplemented by a Code of Conduct, which applies to all of its directors, officers (including its Chief Executive Officer, Chief Financial Officer and Controller) and employees. A copy of the Company’s Code of Ethics can be found on the Company’s website, www.lifetimebrands.com.

BOARD AND COMMITTEE MEETINGS; ATTENDANCE

All directors, who served as directors at the time, attended the Company’s 2013 Annual Meeting of Stockholders. Directors are expected, but not required, to attend the Annual Meeting of Stockholders. The Board holds meetings on at least a quarterly basis and more often, if necessary, to fulfill its responsibilities. The Board held 6 regularly scheduled meetings and 1 special meeting, or a total of seven meetings held during the fiscal year ended December 31, 2013. During the 2013 fiscal year, each director attended a minimum of 75% of the board meetings and meetings of committees on which the director served.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Stockholders who wish to communicate with members of the Board, including the independent directors, individually or as a group, may send correspondence to them in care of the Secretary at the Company’s principal office, 1000 Stewart Avenue, Garden City, New York 11530. Alternatively, the directors may be contacted via e-mail at BoardofDirectors@lifetimebrands.com.

BOARD NOMINATION PROCESS

The Board nominates candidates to serve as directors of the Company based on the recommendation of the Board’s Nominating and Governance Committee.

Nominating and Governance Committee’s procedures for identifying and evaluating candidates include third party search firm engagement as well as requests for candidate recommendations from within the housewares industry and from outside independent professional advisors to the Company, as the case may be. In selecting a director nominee, the Nominating and Governance Committee focuses on skills, expertise and background that would complement those of the existing members of the Board, recognizing the nature of the Company’s business.

Directors are elected annually by the stockholders of the Company and serve until the next annual meeting of the stockholders and until their successors have been elected and qualified or until their earlier resignation or removal.

The Board has adopted, as a governance principle, a majority voting standard for uncontested director elections and a plurality voting standard for contested elections and, therefore, when the number of director nominees exceeds the number of board seats, a plurality voting standard shall apply. Any director elected by a plurality voting standard, as provided for in the Company’s By-laws, at an annual meeting of the Company’s stockholders in an uncontested election that does not receive a majority of the votes cast at such annual meeting shall submit his or her resignation to the Board. The Board shall then, in its sole judgment and discretion, within 90 days from submission of such director’s resignation, determine whether to accept or reject such director’s resignation. If the Board rejects the director’s resignation, then the Company shall prepare and file a Form 8-K to explain the Board’s rationale for rejecting such director’s resignation.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is composed of seven of the Company’s independent directors: John Koegel (Chair), David E. R. Dangoor, Michael Jeary, Cherrie Nanninga, Dennis E. Reaves, Michael J. Regan and William U. Westerfield. The Nominating and Governance Committee held four meetings in 2013.

The Nominating and Governance Committee has the following responsibilities:

•	To evaluate the qualifications of candidates for Board membership and, following consultation with the Chief Executive Officer, recommend to the Board nominees for open or newly created director positions;

•	To consider nominees recommended by stockholders as long as such recommendations are received at least 120 days before the stockholders meet to elect directors;

•	To periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Board, and submit to the Board on an annual basis a report summarizing its conclusions regarding these matters;

•	To provide an orientation and education program for Directors;

•	To develop and make recommendations to the Board regarding governance principles applicable to the Company;

•	To periodically assess the structure and operations of the committees of the Board, develop and recommend corporate governance guidelines and review such guidelines at least annually;

•	To develop, recommend procedures for the evaluation and self-evaluation of the Board and its committees and to oversee the evaluation process;

•	To perform an evaluation of the Committee’s performance at least annually;

•	To review the compensation of the Board and recommend changes to the Board; and

•	To perform such other duties as the Board may assign to the Committee.

The complete text of the Nominating and Governance Committee charter was set forth as Appendix C to the 2012 Proxy Statement. The Nominating and Governance Committee charter is available on the Company’s website at www.lifetimebrands.com.

STOCKHOLDER NOMINATION PROCESS

Although the Nominating and Governance Committee has not adopted a policy on stockholder nominations of director candidates, under the Company’s By-laws, any stockholder of record (both as of the time notice of such nomination is given and as of the record date) of the Company who is entitled to vote at a meeting may nominate candidates for election as directors. Any such stockholder who seeks to make such a nomination, or its representative, must be present in person at the meeting. Notice of nomination must be given in writing to the Secretary of the Company, which must be received by the Company not less than 90 calendar days nor more than 120 calendar days prior to the anniversary of the prior year’s annual meeting. The form of the notice must include the requirements in Section 2.9 of the Company’s By-laws.

There are no differences in the manner in which the Nominating and Governance Committee evaluates candidates for director whether an individual is recommended by a stockholder or otherwise.

BOARD DIVERSITY

The Company’s diversity policy provides that, while diversity and the variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded because of race, color, gender, national origin or sexual orientation or identity. The Nominating and Governance Committee assesses the effectiveness of the diversity policy by periodically reviewing the skills, expertise and background of each of the existing members of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those existing members of the Board.

AUDIT COMMITTEE

The Audit Committee is composed of four directors, each of whom is independent, as required by the Audit Committee charter, the Exchange Act and the listing requirements for The NASDAQ Stock Market, LLC and the SEC rules. The current members are William U. Westerfield (Chair), David E. R. Dangoor, Cherrie Nanninga and Michael J. Regan. The Board has determined that William U. Westerfield and Michael J. Regan are “Audit Committee Financial Experts,” as defined by the SEC rules. The Audit Committee held four meetings during 2013.

The Audit Committee, among other things:

•	Considers the qualifications of and appoints and oversees the activities of the Company’s independent registered public accounting firm, i.e., its independent auditor;

•	Reviews with the independent auditor any audit problems or difficulties encountered in the course of audit work;

•	Preapproves all audit and non-audit services provided by the independent auditor;

•	Discusses with the internal auditors and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation;

•	Reviews the Company’s financial statements and reports and meets with management and the independent auditor to review, discuss and approve the Company’s financial statements ensuring the completeness and clarity of the disclosures in the financial statements;

•	Monitors compliance with the Company’s internal controls, policies, procedures and practices;

•	Reviews management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent auditor’s report on the effectiveness of internal control over financial reporting;

•	Reviews the performance of the Company’s internal audit function and approves Company’s Internal Audit Department’s annual audit plan and all major changes to the plan;

•	Discusses the Company’s policies on risk assessment and risk management, its major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	Reviews the Company’s compliance and ethics programs, including legal and regulatory requirements, and reviews with management its periodic evaluation of the effectiveness of such programs;

•	Reviews and approves related-party transactions; and

•	Undertakes such other activities as the Board from time to time may delegate to it.

The complete text of the Audit Committee charter was set forth as Exhibit 99.1 to the Current Report on Form 8-K of the Company dated March 11, 2014. The Audit Committee charter is also available on the Company’s website at www.lifetimebrands.com.

STRATEGIC PLANNING COMMITTEE

The Strategic Planning Committee is composed of five directors. The current members are Michael Jeary (Chair), John Koegel, David E. R. Dangoor, Dennis E. Reaves and Jeffrey Siegel. The Strategic Planning Committee held two meetings in 2013.

The Strategic Planning Committee, among other things, provides assistance to the Board in fulfilling its responsibilities to the stockholders of the Company with respect to the following:

•	Monitoring and informing the Board of developments, trends and new discoveries that may facilitate the Company achieving its goals by improving operations, profitability and stockholder value;

•	Reviewing and recommending to the Board, for its approval, long-term business objectives and plans developed by management; and

•	Overseeing the development and monitoring the implementation of a strategic plan.

The Strategic Planning Committee regularly receives updates from the Chairman of the Board and Chief Executive Officer and, from time to time, meets with the Company’s Division Presidents.

The complete text of the Strategic Planning Committee charter is available on the Company’s website at www.lifetimebrands.com.

COMPENSATION COMMITTEE

The Compensation Committee is composed of three directors, each of whom is independent. The current members are Cherrie Nanninga (Chair), John Koegel and Michael Jeary. The Compensation Committee held eight meetings during 2013.

The Compensation Committee advises the Board with respect to the Company’s compensation practices and administers the Company’s 2000 Incentive Bonus Compensation Plan and its 2000 Long-Term Incentive Plan.

The principal duties and responsibilities of the Compensation Committee include:

•	Reviewing and approving compensation principles that apply generally to the Company’s employees;

•	Establishing and reviewing corporate goals and objectives relevant to the compensation of the Chief Executive Officer and Chief Operating Officer and evaluating their performances in light of the established goals and objectives and approving their annual compensation;

•	Reviewing, based primarily on the evaluations and recommendations of the Chief Executive Officer and Chief Operating Officer, the performance of the other executive officers and all direct reports of the Chief Executive Officer and Chief Operating Officer of the Company;

•	Overseeing the Company’s compliance with the requirements under the NASDAQ Marketplace Rules, with respect to the Company’s long-term incentive compensation plans; and

•	Reviewing and discussing compensation programs that may create incentives that can affect the Company’s risk and management of that risk.

The complete text of the Compensation Committee charter was set forth as Appendix D to the 2012 Proxy Statement. The Compensation Committee charter is also available on the Company’s website at www.lifetimebrands.com.

EXECUTIVE SESSIONS

The independent directors meet at regularly scheduled executive sessions without members of management present.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) reviewed and discussed the consolidated financial statements of the Company and its subsidiaries that are set forth in the Company’s 2013 Annual Report to Stockholders and in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 with the management of the Company and with Ernst & Young LLP, the independent registered public accounting firm of the Company.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, which includes, among other items, matters relating to the conduct of an audit of the Company’s financial statements and the adequacy of internal controls.

The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Rule 3256 of the Public Company Accounting Oversight Board, Communications Concerning Independence, and discussed with Ernst & Young LLP that firm’s independence from the Company. The Committee concluded that the provision by Ernst & Young LLP of non-audit services, including tax preparation services, to the Company is compatible with its independence.

Based on the review and discussions with the management of the Company and with Ernst & Young LLP, referred to above, the Audit Committee recommended to the Board that the Company publish the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2013 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

April 30, 2014

The Audit Committee

William U. Westerfield - Chair
David E. R. Dangoor
Cherrie Nanninga
Michael J. Regan

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The Company achieved certain financial and strategic goals during 2013. Consolidated net sales in 2013 increased 3.3% and product margins remained stable, as compared to the prior year. The Company’s U.S. wholesale business achieved solid, profitable growth.

The financial highlights for 2013 included the following:

•	Net sales were $502.7 million in 2013, as compared to net sales of $486.8 million in 2012.

•	Income from operations was $28.2 million in 2013, as compared to $27.3 million in 2012.

•	Income before income taxes and equity in earnings was $23.2 million in 2013, as compared to $20.1 million in 2012.

•	Net income was $9.3 million in 2013, as compared to net income of $20.9 million in 2012.

The Company’s compensation program, which reflects the Company’s long-standing philosophy and objectives, is designed to align executive compensation with the financial results and the achievements of the executives, yielding a high level of correlation between pay and performance. The financial results are evaluated and adjusted by the Compensation Committee to exclude income and expenses, which the Compensation Committee believes should be excluded, to provide for a direct correlation of the financial results and executive compensation.

In 2011, the Board provided stockholders with the opportunity to cast an advisory vote on executive compensation. At the Company’s Annual Meeting of Stockholders, held on June 16, 2011, approximately 97.8% of the shares present at the meeting voted to approve the compensation of our named executive officers. Although this vote was non-binding and advisory, the Compensation Committee believes that the outcome affirms stockholder support of the Company’s approach to executive compensation. In view of the overwhelming support demonstrated by the stockholders, the Board and Compensation Committee continued their existing approach to determining executive compensation when considering executive compensation decisions in 2012 and 2013. The next advisory vote on executive compensation will occur at the Company’s Annual Meeting of Stockholders in 2014. Both the Board and Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company’s compensation program historically has been designed to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A number of key principles guide management and the Compensation Committee in determining compensation for hiring, motivating, rewarding and retaining executive officers who create both short and long-term stockholder value for the Company, including:

•	A significant amount of compensation should be linked to measurable success in business performance;

•	Management’s interests should be aligned with those of the stockholders;

•	Both short and long-term financial and business objectives should be incentivizing; and

•	Compensation should be set at levels that will be competitive with the compensation offered by those companies against whom the Company competes for executive talent so that the Company is able to attract and retain talented and experienced executives.

In an effort to balance the need to retain executive talent yet motivate executives to achieve superior performance, the Company has adopted a compensation philosophy that contains both fixed and variable elements of compensation. The Company’s compensation philosophy is to reward executives with compensation aligned with the Company’s short-term and long-term financial goals and the establishment of performance targets that do not promote excessive risk. The elements of the Company’s total executive compensation are base salary, cash bonus and stock incentives. The compensation program was designed to create a substantial percentage of variable compensation for executives, subject to increases or decreases based on the attainment of specified achievements and targets. Consistent with the Company’s goal of linking pay and performance, the performance-based compensation of the Company’s CEO and COO amounted to 61% and 57% of their total compensation, respectively, for 2013.

The Compensation Committee uses its reasonable discretion in allocating compensation between long- and short-term incentives and cash and non-cash components. Although long-term incentive is considered of great significance in aligning performance with shareholder interests, it has traditionally been a smaller component of aggregate compensation and in line with other companies in the Company’s peer group.

The Compensation Committee has the authority to review and approve compensation principles that apply generally to the Company’s executive and senior employees. The Committee reviews corporate goals and objectives relevant to the compensation of the CEO and the COO of the Company, evaluates their performance in light of the established goals and objectives and approves their annual compensation. The Committee also reviews the corporate goals and objectives established by the CEO and the COO of the Company relevant to the compensation of all other executive officers of the Company and all direct reports of the CEO and COO. Based primarily on the evaluations and recommendations of the CEO and the COO of the Company of the performance of such executive officers and direct reports in light of the established goals and objectives, the Compensation Committee approves their annual compensation. The Committee reviews the evaluation process and compensation structure for the other members of the senior management of the Company and provides oversight regarding management’s decisions concerning the performance and compensation of such members of senior management. The Compensation Committee relies on reports of its independent compensation consultant, Pearl Meyer & Partners, as to the elements of compensation among the Company’s peer group of companies (discussed under Role of Compensation Committee) and the proportion of each component relative to the total compensation.

The named executive officers (“NEOs”) of the Company are:

Jeffrey Siegel	Chairman of the Board of Directors, Chief Executive Officer and Director

Ronald Shiftan	Vice Chairman of the Board of Directors and Chief Operating Officer and Director

Daniel Siegel	President

Craig Phillips	Senior Vice-President — Distribution and Director

Laurence Winoker	Senior Vice-President — Finance, Treasurer and Chief Financial Officer

ROLE OF THE COMPENSATION CONSULTANT

Since 2008, the Compensation Committee has engaged Pearl Meyer & Partners as the Compensation Committee’s independent outside compensation consultant to provide services related to executive and non-employee director compensation. Pearl Meyer & Partners does not provide other services to the Company unless approved by the Compensation Committee.

Pearl Meyer & Partners assists the Compensation Committee in its evaluation of the Company’s compensation philosophy and with the development of relevant metrics used by the Compensation Committee to assure internal equity and market parity. Pearl Meyer provides compensation benchmark data and information relative to the Company’s peer group. Pearl Meyer & Partners developed a peer group of companies with characteristics generally comparable to the Company’s revenue and market capitalization for review and approval by the Compensation Committee. The peer group companies used in the analysis are:

•	Blyth Inc.

•	Kenneth Cole Productions Inc.

•	CSS Industries Inc.

•	Perry Ellis Intl Inc.

•	G-III Apparel Group

•	Helen of Troy

•	JAKKS Pacific Inc.

•	Libbey Inc.

•	Kid Brands, Inc.

The Compensation Committee believes that the companies included in the peer group are the most comparable public companies; however, most of the Company’s direct competitors are either smaller, international or privately-held. The Compensation Committee considers the competitive data compiled by Pearl Meyer & Partners as reference points, but does not “benchmark” to specific pay levels when establishing goals and objectives relevant to the Company’s compensation policy. In 2010, Pearl Meyer & Partners provided competitive data and a market analysis which was used by the Compensation Committee in negotiating the terms of the CEO’s new employment agreement, which became effective on January 1, 2011.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Compensation Committee analyzed whether the services of Pearl Meyer & Partners could result in any conflicts of interest, giving consideration to the following factors:

•	Pearl Meyer & Partners does not provide any services to the Company other than as disclosed;

•	The fees paid by the Company amount to less than 1% of Pearl Meyer & Partners’ total revenue for the applicable period;

•	The policies and procedures of the Compensation Committee were designed to ensure independence;

•	Pearl Meyer & Partners does not have any business or personal relationship with any executive officer of the Company or any member of the Compensation Committee; and

•	Neither Pearl Meyer & Partners, nor any of its consultants that provide services to the Compensation Committee, own any stock of the Company.

The Compensation Committee has determined, based on its own analysis, that the services of Pearl Meyer & Partners, including the individual compensation advisors employed by Pearl Meyer & Partners, have not created any conflicts of interest. On an annual basis, the Compensation Committee will continue to monitor the independence of its compensation consultant.

SPECIFIC ELEMENTS OF NEO COMPENSATION

SALARY

Salary is intended to compensate the executive for performance of core job responsibilities and duties.

The salaries of Jeffrey Siegel and Ronald Shiftan are fixed by employment agreements that were negotiated between Messrs. Siegel and Shiftan, respectively, and the Compensation Committee of the Board of Directors. The amount and components of aggregate compensation for comparable positions in the Company’s peer group of companies as well as the preferences of Messrs. Siegel and Shiftan were taken into account by the Compensation Committee in determining their compensation.

In determining Mr. Siegel’s compensation, the Compensation Committee took into account Mr. Siegel’s long-standing executive role in the Company, his extensive knowledge of and experience in the housewares industry and his role in directing the growth of the Company. The Compensation Committee views Mr. Siegel as one of the most experienced and successful executives in the housewares industry. The Compensation Committee also reviewed the amount and composition of compensation being paid to other chief executive officers among the Company’s peer group of companies (discussed under Role of Compensation Consultant) having the depth of experience, knowledge and industry awareness possessed by Mr. Siegel.

In determining Mr. Shiftan’s compensation, the Compensation Committee took into account his significant role in developing, structuring and implementing the Company’s growth and acquisition strategies. The Compensation Committee also considered Mr. Shiftan’s role in assisting Mr. Siegel in various aspects of the Company’s business.

The salaries of Craig Phillips and Laurence Winoker are set forth in their employment agreements with the Company. The employment agreements were negotiated between Messrs. Phillips and Winoker, respectively, with the Chief Executive Officer and the Chief Operating Officer, in consultation with the Compensation Committee. The salaries set forth in their employment agreements were determined by the Chief Executive Officer and Chief Operating Officer, in consultation with the Compensation Committee, taking into consideration their roles and responsibilities within the Company, as well as the amount and components of aggregate compensation for comparable positions in the Company’s peer group of companies.

Daniel Siegel does not have an employment agreement with the Company. The salary of Mr. Daniel Siegel is determined annually by the Compensation Committee, in consultation with the Chief Executive Officer and Chief Operating Officer, taking into consideration his role and responsibility within the Company, as well as his experience and prior performance.

NON-EQUITY INCENTIVE PLAN COMPENSATION

Non-equity incentive plan compensation is intended to compensate an executive for achievement of specific performance goals for a specified performance period.

Mr. Jeffrey Siegel and Mr. Shiftan receive cash bonuses based on certain targets established pursuant to their respective employment agreements that are based on earnings before interest and taxes adjusted for certain items, and individual goals as more fully described below. Cash bonuses were awarded to Mr. Siegel and Mr. Shiftan pursuant to the Company’s Amended 2000 Incentive Bonus Compensation Plan (the “Amended 2000 Bonus Plan”).

The purpose of the Amended 2000 Bonus Plan is: (i) to retain and motivate key executives of the Company who have been designated as participants in this plan for a given performance period by providing them with the opportunity to earn bonus awards that are based on specified performance goals for the specified performance period and (ii) to structure bonus opportunities in a way that will qualify the awards as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) so that the Company will be entitled to a tax deduction for the payment of such incentive bonus awards to the designated participants.

The Compensation Committee has determined that Adjusted IBIT best measures the efforts and productivity of Messrs. Jeffrey Siegel, Shiftan, Winoker and Daniel Siegel and that Adjusted EPS is a meaningful measure of the performance of Mr. Phillips. The term “Adjusted IBIT,” as it applies to any particular year, means that amount for such year equal to the Company’s income before income taxes and equity in earnings, as reported in the Company’s Form 10-K, subject to such adjustments as are set forth in the Adjusted IBIT Performance Bonus Table for such year. The term “Adjusted EPS” means reported EPS adjusted for any acquisition-related expenses and any charges or credits to net income that are determined to be non-recurring or unusual in nature.

In determining to use Adjusted IBIT and Adjusted EPS as performance measures for this purpose, the Compensation Committee was also guided by the extent to which these measures are within the control of the respective named executive officer. For the purpose of establishing the target Adjusted IBIT or Adjusted EPS for the named executive officers entitled to cash bonus incentive awards in a given year, the Compensation Committee relied on Pearl Meyer & Partners, the Compensation Committee’s independent outside compensation consultant as to benchmarks among the Company’s peer group of companies. The Compensation Committee also relied on the annual budget for the Company in establishing the threshold, target and maximum bonus tied to achievement of these targets for the CEO and COO and for the other named executive officers.

The target performance metric for the 2013 fiscal year for Adjusted IBIT was $20.2 million and for Adjusted EPS was $1.08. The Company achieved an Adjusted IBIT of $25.9 million and an Adjusted EPS of $1.19 for the 2013 fiscal year.

In addition to Adjusted IBIT, individual goals are established for Messrs. Siegel and Shiftan by the Compensation Committee. With respect to Messrs. Phillips, Winoker and Daniel Siegel, individual goals are established by the Chief Executive Officer and Chief Operating Officer in consultation with the Compensation Committee. The individual goals of each of the named executive officers for 2013 are discussed below. At the end of the fiscal year, Mr. Jeffrey Siegel and Mr. Shiftan prepare written materials to the Compensation Committee based on their assessment of whether the individual goals have been achieved during the year. The Compensation Committee reviews these materials and assesses independently the extent to which individual goals were achieved.

Cash bonuses paid to Mr. Jeffrey Siegel of $1,535,091 and Mr. Shiftan of $886,340 in 2013 represented 68% and 63%, respectively, of the maximum cash bonuses available to them of $2,250,000 and $1,397,500, respectively, pursuant to their employment agreements.

Mr. Phillips and Mr. Winoker are each entitled to receive a bonus determined based on financial and performance objectives set forth in writing at the beginning of each calendar year during the term of their employment agreements by the Chief Executive Officer and Chief Operating Officer, in consultation with the Compensation Committee.

Mr. Daniel Siegel is entitled to receive a bonus determined based on financial and performance objectives set forth in writing at the beginning of each calendar year by the Chief Executive Officer and Chief Operating Officer, in consultation with the Compensation Committee.

Jeffrey Siegel

Jeffrey Siegel’s employment agreement entitles him to receive (a) an Annual Adjusted IBIT Performance Bonus at a target of 100% of salary based on an Adjusted IBIT Performance Bonus Table prepared by the Compensation Committee and the annual budget reviewed and approved by the Board of Directors of the Company and (b) an Annual Individual Goal Bonus based on certain measurable objectives (discussed below for 2013). Pursuant to Mr. Siegel’s employment agreement, the threshold Adjusted IBIT for such year would be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Siegel to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year would be 200% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Siegel to receive 200% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. The Employment Agreement also provided that the Adjusted IBIT Performance Bonus for any such year would be zero if the Adjusted IBIT achieved by the Company for such year was less than the threshold Adjusted IBIT for such year.

Mr. Siegel’s employment agreement further entitles Mr. Siegel to receive an Annual Individual Goal Bonus equal to 25% of his salary for such year based on meeting individual measurable objectives set by the Compensation Committee in consultation with Mr. Siegel. If Mr. Siegel satisfies at least 50% of such objectives, he shall be entitled to an Annual Individual Goal Bonus equal to 12.5% of his salary for such year. If Mr. Siegel meets less than 50% of such objectives, he shall not be entitled to receive any Annual Individual Goal Bonus for such year.

For 2013, 80% of Mr. Siegel’s target cash bonus was tied to Adjusted IBIT and 20% was tied to individual goals that included: development of a marketing and branding plan for the Fred and Friends business (which the Company acquired in December 2012), updating of the Company’s succession plans, the launch of new brands, the expansion of certain existing brands, the addition of owned or licensed brands needed for different parts of the Company’s business and reduction of the loss of the Home Décor business. The Compensation Committee evaluated Mr. Siegel’s achievement of his performance objectives set forth and determined that the objectives were met. For 2013, Mr. Siegel was entitled to receive an Annual Adjusted IBIT Performance Bonus of $1.0 million, or 100% of his salary, based upon the attainment of an Adjusted IBIT target of $20.2 million in 2013. The 2013 threshold Adjusted IBIT was $10.1 million and would have entitled Mr. Siegel to receive 50% of the target Adjusted IBIT bonus amount of $1.0 million. For the year ended December 31, 2013, the Adjusted IBIT amounted to $25.9 million, or 129% of the target Adjusted IBIT, and Mr. Siegel was paid a bonus of $1.285 million, or 129% of the target bonus, based on the Adjusted IBIT achieved. Mr. Siegel was also entitled to receive and was paid an Annual Individual Goal Bonus of $250,000, equal to 25% of his salary, which was based on the attainment of his individual goals described above. Mr. Siegel received his target Individual Goal Bonus.

Ronald Shiftan

Mr. Shiftan’s Second Amended and Restated Employment Agreement, as described under the Summary Compensation Table entitled Mr. Shiftan to receive (a) an Annual Adjusted IBIT Performance Bonus at a target of 90% of salary based on an Adjusted IBIT Performance Bonus Table prepared by the Compensation Committee and the annual budget reviewed and approved by the Board of Directors of the Company and (b) an Annual Individual Goal Bonus based on certain measurable objectives (discussed below for 2013). Pursuant to the Second Amended and Restated Employment Agreement, the threshold Adjusted IBIT for any such year would be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Shiftan to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year would be 200% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Shiftan to receive 200% of the salary payable to Mr. Shiftan for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. The Second Amended and Restated Employment Agreement also provides that the Adjusted IBIT Performance Bonus for any such year would be zero if the Adjusted IBIT achieved by the Company for such year was less than the threshold Adjusted IBIT for such year.

The Second Amended and Restated Employment Agreement also entitles Mr. Shiftan to receive an Annual Individual Goal Bonus equal to 15% of his salary for such year based on meeting individual measurable objectives set by the Chief Executive Officer and monitored by the Compensation Committee of the Board of Directors. If Mr. Shiftan met at least 50% of such objectives, he would be entitled to an Annual Individual Goal Bonus equal to at least 7.5% of his salary for such year. If Mr. Shiftan satisfied less than 50% of such objectives, he would not be entitled to receive any Annual Individual Goal Bonus for such year.

For 2013, 85.7% of Mr. Shiftan’s target cash bonus was tied to Adjusted IBIT and 14.3% was tied to individual goals that included: identifying opportunities to manufacture products in North America, improving the Company’s B2B and B2C e-commerce businesses, the implementation of e-commerce systems at Vasconia, GSI and the Company’s subsidiaries and identifying possible M&A opportunities for the Company and at its international affiliate and partner companies. The Compensation Committee evaluated Mr. Shiftan’s achievement of the performance objectives set forth and determined that the objectives were met. In 2013, Mr. Shiftan was entitled to receive an Annual Adjusted IBIT Performance Bonus of $585,000, or 90% of salary, based upon the attainment of an Adjusted IBIT target of $20.2 million in 2013. The 2013 threshold Adjusted IBIT was $10.1 million and would have entitled Mr. Shiftan to receive 50% of the target Adjusted IBIT bonus amount of $585,000. For the year ended December 31, 2013, Adjusted IBIT amounted to $25.9 million, or 129% of the target amount, and Mr. Shiftan was paid a bonus of $788,840, or 135% of the target bonus, based on the Adjusted IBIT achieved. Mr. Shiftan was also entitled to receive and was paid an Annual Individual Goal Bonus of $97,500, equal to 15% of his salary, which was based on the attainment of his individual goals described above. Mr. Shiftan received his target Individual Goal Bonus.

Craig Phillips

Mr. Phillips’s employment agreement provides for an annual bonus determined by the Company’s Chief Executive Officer and Chief Operating Officer, in consultation with the Compensation Committee of the Board of Directors, based primarily upon the Chief Executive Officer’s and Chief Operating Officer’s evaluation of Mr. Phillips’s performance during such calendar year.

For 2013, Mr. Phillips was entitled to receive a performance bonus based on an earnings target and individual performance objectives set forth at the beginning of the year. The earnings target and performance objectives were determined by the Company’s Chief Executive Officer and Chief Operating Officer, in consultation with the Compensation Committee. For 2013, 40% of Mr. Phillips’ cash bonus was tied to Adjusted EPS and 60% was tied to individual goals including a reduction of warehouse expenses as a percentage of wholesale warehouse sales, a measurable decrease in compliance related charge-backs and development of sustainability programs at all Company facilities. No cash bonus was to be payable to Mr. Phillips if the Company had less than $5 million in net income and the amount payable in connection with individual goals was subject to adjustment if the Company earned less than $10 million.

The Company’s Chief Executive Officer and Chief Operating Officer, in consultation with the Compensation Committee, evaluated Mr. Phillips’ achievement of the performance objectives set forth and determined that the objectives had been met. For 2013, Mr. Phillips was awarded a total bonus of $147,600, or 41% of his salary, based upon his attainment of the 2013 objectives. The 2013 threshold Adjusted EPS was $0.86 per share and would have entitled Mr. Phillips to receive 80% of the target bonus amount of $36,000. Actual 2013 Adjusted EPS amounted to $1.19 per share, which resulted in a bonus award of $39,600. The target amount of his individual performance bonus was $54,000 or 15% of his salary and the maximum amount he could receive was 200% of the target bonus. The attainment of the individual performance objectives resulted in the payment to Mr. Phillips of an individual performance bonus of $108,000 which represented 30% of Mr. Phillips’ salary and 200% of the target bonus.

Laurence Winoker

Mr. Winoker’s employment agreement provides for a performance bonus based on performance objectives set forth in writing at the beginning of each calendar year during the term of the employment agreement.

For 2013, Mr. Winoker was entitled to receive a performance bonus based on an earnings target and individual performance objectives that were set forth at the beginning of the year. The earnings target and performance objectives were determined by the Company’s Chief Executive Officer and Chief Operating Officer, in consultation with the Compensation Committee of the Board of Directors. For 2013, 75% of Mr. Winoker’s cash bonus was tied to Adjusted IBIT and 25% was tied to individual goals including improvement in the timeliness of the Company’s financial reporting, implementation of strategies for increasing profitability, and completion of the integration of the Fred & Friends business. No cash bonus was to be payable to Mr. Winoker if the Company had less than $5 million in net income and the amount payable in connection with individual goals was subject to adjustment if the Company earned less than $10 million.

The Company’s Chief Executive Officer and Chief Operating Officer, in consultation with the Compensation Committee, evaluated Mr. Winoker’s achievement of his performance objectives set forth and determined that the objectives were met. For 2013, Mr. Winoker was awarded a total bonus of $333,664, or 79% of his salary, based upon his attainment of the 2013 objectives. The 2013 threshold Adjusted IBIT was $10.1 million and would have entitled Mr. Winoker to receive 50% of his target bonus amount of $106,250. For the year ended December 31, 2013, the Adjusted IBIT amounted to $25.9 million, or 129% of the target, and Mr. Winoker was paid a bonus of $227,414, or 54% of Mr. Winoker’s salary, based on the Adjusted IBIT achieved. The attainment of the individual performance objectives, as established at the beginning of the year, resulted in the payment to Mr. Winoker of an individual performance bonus of $106,250, which represented 25% of Mr. Winoker’s salary and 100% of the target bonus.

Daniel Siegel

For 2013, based on upon performance goals, Mr. Daniel Siegel was entitled to receive a performance bonus based on an earnings target and individual performance objectives that were set forth at the beginning of the year. The earnings target and performance objectives were determined by the Company’s Chief Executive Officer and Chief Operating Officer, in consultation with the Compensation Committee of the Board of Directors. For 2013, 75% of Mr. Daniel Siegel’s cash bonus was tied to Adjusted IBIT and 25% was tied to individual goals including fulfillment by Mr. Siegel of his oversight responsibility for product development, marketing, and strategic planning, development of new business initiatives and fulfillment of his responsibility for category manager training and development. No cash bonus was to be payable to Mr. Daniel Siegel if the Company had less than $5 million in net income and the amount payable in connection with individual goals was subject to adjustment if the Company earned less than $10 million.

The Company’s Chief Executive Officer and Chief Operating Officer, in consultation with the Compensation Committee, evaluated Mr. Daniel Siegel’s achievement of his performance objectives and determined that the objectives were met. For 2013, Mr. Daniel Siegel was awarded a total bonus of $441,614, or 98% of his salary, based upon his attainment of the 2013 objectives. The 2013 threshold Adjusted IBIT was $10.1 million and would have entitled Mr. Daniel Siegel to receive 50% of his target bonus amount of $168,750. For the year ended December 31, 2013, Adjusted IBIT amounted to $25.9 million, or 129% of the target, and Mr. Daniel Siegel was paid a bonus of $329,114, or 73% of Mr. Daniel Siegel’s salary, based on the Adjusted IBIT achieved. The attainment of his individual performance objectives, as established at the beginning of the year, resulted in the payment to Mr. Daniel Siegel of an individual performance bonus of $112,500, which represented 25% of Mr. Siegel’s salary and 100% of the target bonus.

STOCK OPTIONS

Stock option compensation is intended to incentivize employees and to promote a closer identity of interest between the Company’s employees and its stockholders. Additionally, stock options are also aimed at retention as the vesting period, generally, ranges from 3 to 5 years.

The Compensation Committee granted stock options to Jeffrey Siegel, Ronald Shiftan and Laurence Winoker in connection with their entering into their respective employment agreements. In addition, each NEO generally receives stock options once a year in connection with annual performance reviews based on an assessment of such person’s individual performance and, where appropriate, the performance of such person’s business unit (division), as well as overall Company performance and the dilutive effect of the stock options. Stock option awards to named executive officers in 2013 were not based on any pre-established quantitative performance metrics. In determining the number of stock options to be granted to employees, Mr. Siegel and Mr. Shiftan annually develop a list of employees who are paid a salary of more than $200,000 a year (excluding themselves). The entire number of stock options to be granted in a year, which is generally options to purchase in the range of 250,000 to 350,000 shares of the Company’s stock, are divided into tiers corresponding to the salary tiers of the employees on the list. Certain high performing, high-potential employees who earn a salary of less than $200,000 a year are added to the list at the discretion of the Company’s management. Stock option share amounts are then proposed for individual employees by Messrs. Siegel and Shiftan in consultation with the Company’s human resources department. The list of proposed stock option share grants is then submitted to the Compensation Committee who reviews and discusses with management and additionally determines the number of stock option shares to be granted to Mr. Siegel and Mr. Shiftan in line with the numbers of stock option shares granted to other employees. The grant date fair value of annual options awards granted to the NEO’s in 2013, 2012 and 2011 represented 6 to 10% of the NEOs’ total compensation.

In 2009, Pearl Meyer & Partners provided the Compensation Committee with guidelines for long-term incentives that approximated the Company’s targeted competitive position of between the 50th and 75th percentiles with respect to the Company’s peer group and long-term incentive survey data, which was measured using a variety of different perspectives in recognition of the Company’s share price volatility leading up to the date of the analysis.

Stock options granted in 2013, 2012 and 2011 were granted pursuant to the Company’s 2000 Long-Term Incentive Plan, as amended (the “2000 Long-Term Plan”). Under the 2000 Long-Term Plan, up to 4,200,000 shares of the Company’s common stock may be subject to outstanding awards granted by the Board of Directors of the Company, or a duly appointed committee thereof, to directors, officers, employees, consultants and service providers to the Company and its affiliates in the form of stock options or other equity-based awards. At December 31, 2013, 643,073 shares of the total 4,200,000 shares authorized under the 2000 Long-Term Plan were available for awards that could be granted.

OTHER COMPENSATION

The Company maintains a defined contribution 401(k) plan for all employees including the NEOs. The Company suspended its matching contributions effective January 1, 2009.

The Company offers perquisites that it believes are customary and reasonable, such as Company paid automobile expenses, and with respect to Messrs. Siegel and Shiftan, reimbursement or payment of certain insurance and professional expenses.

The following chart shows each of the above elements of compensation as a percentage of total compensation received by the NEOs for 2013, 2012 and 2011:

		Major Elements of Each NEO’s Compensation as a Percentage of Total Compensation					Total Compensation Per Summary Compensation Table
		% Salary	% Non-Equity Incentive Plan Compensation	% Stock options		% Other compensation	Total $
Jeffrey Siegel	2013	36	55	6		3	$2,788,187
	2012	33	57	6		4	2,989,804
	2011	30	41	26	(2)	3	3,344,579
Ronald Shiftan	2013	29	39	27	(3)	5	2,248,823
	2012	36	50	8		6	1,587,727
	2011	40	45	8		7	1,399,994
Daniel Siegel (1)	2013	45	44	10		1	1,004,894

Craig Phillips	2013	62	26	9		3	574,998
	2012	61	28	8		3	535,663
	2011	66	25	6		3	492,380
Laurence Winoker	2013	52	41	6		1	822,594
	2012	53	37	8		2	795,719
	2011	60	30	8		2	682,363

Notes:

(1)	Daniel Siegel was not a named executive officer prior to fiscal 2013. In accordance with SEC regulations, only compensation information since the fiscal year in which Daniel Siegel became a named executive officer is reported above.
(2)	Includes options granted pursuant to Mr. Jeffrey Siegel’s employment agreement dated as of March 4, 2011.
(3)	Includes options granted pursuant to Mr. Shiftan’s second amended and restated employment agreement dated as of December 20, 2012.

The following charts indicate the elements of compensation of the Company’s CEO and all of the NEOs for 2013.

(1)	Excludes options granted pursuant to Mr. Shiftan’s second amended and restated employment agreement dated as of December 20, 2012.

ACCOUNTING AND TAX CONSIDERATIONS

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any of the companies’ chief executive officer and other named executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. The Company periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of an executive’s compensation to comply with certain exemptions in Section 162(m). However, the Company reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m), when the Company believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and the executive officer’s performance.

POLICY REGARDING RESTATEMENTS

The Company does not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Under those circumstances, the Board or the Compensation Committee would evaluate whether adjustments or recoveries of awards would be appropriate based upon the facts and circumstances surrounding the restatement. The Company will comply with any future regulatory requirements as mandated under the Dodd Frank Act as they become effective.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. The Compensation Committee also evaluates the levels of risks arising from the Company’s compensation policies and practices and reviews suggested practices to mitigate such risks. The risks considered by the Compensation Committee included the following:

•	Strategic risk, which involves the alignment of performance metrics of executives with the objective of long-term value creation for shareholders;

•	Governance risk, focused on the independence and level of expertise of Compensation Committee members as well as the use of a compensation consultant; and

•	Pay-mix risk, which includes the balancing of the fixed and variable performance components of executive compensation.

The Company concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Based on this review, discussion and evaluation of risks, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

April 30, 2014	The Compensation Committee
Cherrie Nanninga – Chair
John Koegel
Michael Jeary

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2013 fiscal year, no member of the Compensation Committee was an officer, former officer or employee of the Company or had any direct or indirect material interest in a transaction with the Company or in a business relationship with the Company that would require disclosure under the applicable rules of the SEC. In addition, no interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full board of directors) or an executive officer of any other entity, on the other hand.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Company’s NEOs:

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation	Option awards (1)	All other compensation	Total
Jeffrey Siegel (2) Chairman of the Board of Directors and Chief Executive Officer	2013 2012 2011	$1,000,000 1,000,000 1,000,000	$1,535,091 1,712,632 1,379,842	$155,520 181,500 877,500	$97,576 95,672 87,237	$2,788,187 2,989,804 3,344,579

Ronald Shiftan (3) Vice Chairman of the Board of Directors and Chief Operating Officer	2013 2012 2011	649,677 566,000 566,000	886,340 801,665 631,202	610,680 121,000 110,400	102,126 99,062 92,392	2,248,823 1,587,727 1,399,994

Daniel Siegel (4) President	2013	450,000	441,614	103,680	9,600	1,004,894

Craig Phillips (5) Senior Vice-President —Distribution and Director	2013 2012 2011	359,865 325,000 325,000	147,600 149,175 123,500	51,840 45,375 27,600	15,693 16,113 16,280	574,998 535,663 492,380

Laurence Winoker (6) Senior Vice-President —Finance, Treasurer and Chief Financial Officer	2013 2012 2011	425,000 425,000 406,800	333,664 298,180 208,282	51,840 60,500 55,200	12,090 12,039 12,081	822,594 795,719 682,363

Notes:

(1)	Represents the aggregate grant date fair value of the stock options as determined under the Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity, which will be recognized by the Company for options granted during 2013, 2012, and 2011. For information, including assumptions, regarding the valuation of these options refer to Note G to the Company’s Consolidated Financial Statements for the year ended December 31, 2013 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	2013 – All other compensation consists of reimbursement of insurance expenses of $60,000, Company-paid automobile related expenses of $31,376 and reimbursement of professional fees of $6,200.

2012 – All other compensation consists of reimbursement of insurance expenses of $60,000, Company-paid automobile related expenses of $30,672 and reimbursement of professional fees of $5,000.

2011 – All other compensation consists of reimbursement of insurance expenses of $60,000, Company-paid automobile related expenses of $22,237 and reimbursement of professional fees of $5,000.

(3)	2013 – All other compensation consists of reimbursement of insurance expenses of $60,000, Company-paid automobile related expenses of $29,501 and reimbursement of professional fees of $12,625.

2012 – All other compensation consists of reimbursement of insurance expenses of $60,000, Company-paid automobile related expenses of $24,062, and reimbursement of professional fees of $15,000.

2011 – All other compensation consists of reimbursement of insurance expenses of $60,000, Company-paid automobile related expenses of $20,599, and reimbursement of professional fees of $11,793.

(4)	2013 – All other compensation consists of Company-paid automobile related expenses of $9,600.
(5)	2013 – All other compensation consists of Company-paid automobile related expenses of $15,693.

2012 – All other compensation consists of Company-paid automobile related expenses of $16,113.

2011 – All other compensation consists of Company-paid automobile related expenses of $16,280.

(6)	2013 – All other compensation consists of Company-paid automobile related expenses of $12,090.

2012 – All other compensation consists of Company-paid automobile related expenses of $12,039.

2011 – All other compensation consists of Company-paid automobile related expenses of $12,081.

Jeffrey Siegel

During 2013, Jeffrey Siegel was employed by the Company as its Chairman of the Board of Directors, Chief Executive Officer and Director pursuant to an employment agreement dated as of March 4, 2011 (the “Employment Agreement”), amended as of April 30, 2012.

The Employment Agreement for Mr. Siegel, which became effective as of January 1, 2011, extended the term of Mr. Siegel’s employment through December 31, 2013, with automatic renewals for additional one year periods unless his employment is terminated by either the Company or Mr. Siegel; provides for an annual base salary of $1,000,000; Company-paid automobile expenses; reimbursement of certain legal, financial and other professional services up to $10,000 during any 12-month period; and reimbursement of insurance premiums up to $60,000 per year. The amendment eliminated all gross-up payments for taxes on such additional payments.

Pursuant to the Employment Agreement, the Company granted Mr. Siegel an option to purchase 150,000 shares of the Company’s common stock at a price per share equal to the closing stock price on March 4, 2011. Such stock option vested in three installments, the last of which became exercisable on December 31, 2013 and the option will expire ten years from the date of grant.

The Employment Agreement also entitles Mr. Siegel to receive an Annual Adjusted IBIT Performance Bonus and an Annual Individual Goal Bonus as described under Non-Equity Incentive Plan Compensation.

The Employment Agreement further provides for payments due to Mr. Siegel upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

On April 30, 2012, the Company entered into a first amendment to Mr. Siegel’s Employment Agreement (the “First Amendment to Employment Agreement”), pursuant to which provisions that limited payments to the amount deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Cut-Back Provisions”), were eliminated in Section 3(a) of Mr. Siegel’s prior employment agreement and in Section 4(a) of the Employment Agreement, with such provisions deleted as if such provisions were never contained therein.

Effective as of January 1, 2014, Mr. Siegel entered into a new employment agreement (the “New Employment Agreement”) with the Company. The New Employment Agreement extends the term of Mr. Siegel’s employment through December 31, 2016, with automatic renewals for additional one year periods unless his employment is terminated by either the Company or Mr. Siegel; provides for an annual base salary of $1,000,000; Company-paid automobile expenses; reimbursement of certain legal, financial and other professional services up to $15,000 during any 12 month period; and reimbursement of insurance premiums up to $75,000 per year.

Pursuant to the New Employment Agreement, the Company granted Mr. Siegel an option to purchase 100,000 shares of the Company’s common stock at a price equal to the closing stock price on March 12, 2014. Such stock option will vest and become exercisable in three equal installments on December 31, 2014, 2015 and 2016 and expire ten years from the date of grant. The New Employment Agreement also entitles Mr. Siegel to receive (a) an Annual Adjusted IBIT Performance Bonus, and (b) an Annual Individual Goal Bonus. The Annual Adjusted IBIT Performance Bonus is based on an Adjusted IBIT Performance Bonus table prepared by the Compensation Committee of the Board of Directors for each such year which shall be similar to the Adjusted IBIT Performance Table for the year 2013 prepared by the Compensation Committee. The target bonus payable will be calculated and determined in the same manner as the target bonus payable for 2013 pursuant to the Employment Agreement. Mr. Siegel shall also be entitled to receive an Annual Individual Goal Bonus calculated and determined in the same manner as the Annual Individual Goal Bonus for 2013 pursuant to the Employment Agreement. The New Employment Agreement further provides for payments due to Mr. Siegel upon the termination of his employment under the New Employment Agreement. The payments and benefits to which Mr. Siegel would be entitled under the New Employment Agreement are substantially similar to the payments and benefits to which Mr. Siegel would have been entitled under the terms contained in the Employment Agreement, which are described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Siegel’s Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated March 8, 2011. The complete text of the First Amendment to Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated April 30, 2012. The complete text of the New Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated March 18, 2014. The Employment Agreement, First Amendment to Employment Agreement and New Employment Agreement are incorporated here by reference and the foregoing descriptions of such agreements are qualified by the text of such agreements.

Ronald Shiftan

During 2013, Ronald Shiftan was employed by the Company as its Vice Chairman and Chief Operating Officer pursuant to an employment agreement dated August 10, 2009 (the “Amended and Restated Employment Agreement”), as amended as of November 9, 2010 and as amended and restated as of December 20, 2012 (the “Second Amended and Restated Employment Agreement”).

The Second Amended and Restated Employment Agreement extended the term of Mr. Shiftan’s employment through December 31, 2015, with automatic renewals for additional one year periods unless his employment is terminated by either the Company or Mr. Shiftan; provides for an annual base salary of $650,000; Company-paid automobile expenses; reimbursement of certain legal, financial and other professional services up to $15,000 during any 12 month period; and reimbursement of insurance premiums up to $60,000 per year.

Pursuant to the Second Amended and Restated Employment Agreement, the Company granted Mr. Shiftan an option to purchase 100,000 shares of the Company’s common stock at a price per share equal to the closing stock price on January 2, 2013. 20% of such stock option vested on December 31, 2013 and the remaining will vest and become exercisable in four equal semi-annual installments on June 30, 2014, December 31, 2014, June 30, 2015 and December 31, 2015 and expire five years from the date of grant.

The Second Amended and Restated Employment Agreement also entitles Mr. Shiftan to receive an Annual Adjusted IBIT Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Non-Equity Incentive Plan Compensation.

The Second Amended and Restated Employment Agreement further provides for payments due to Mr. Shiftan upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Shiftan’s Amended and Restated Employment Agreement dated August 10, 2009 was filed with the SEC as an exhibit to a Form 8-K dated August 12, 2009. The complete text of the amendment dated as of November 9, 2010 was filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The complete text of the Second Amended and Restated Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated December 20, 2012. The Amended and Restated Employment Agreement, the amendment dated November 9, 2010 and the Second Amended and Restated Employment Agreement are incorporated here by reference and the foregoing descriptions of such agreements are qualified by the text of such agreements.

Daniel Siegel

Daniel Siegel does not have an employment agreement with the Company. The salary of Mr. Daniel Siegel is determined annually by the Compensation Committee in consultation with the Chief Executive Officer and Chief Operating Officer taking into consideration his role and responsibility within the Company, as well as his experience and prior performance.

Craig Phillips

During 2013, Craig Phillips was employed by the Company as its Senior Vice President – Distribution pursuant to an employment agreement dated as of September 1, 2007, as amended and restated as of March 8, 2010 and amended as of March 12, 2013. The employment agreement, as amended, provides for a base annual salary of $360,000 and an annual bonus determined by the Compensation Committee of the Board of Directors, upon recommendation of the Company’s Chief Executive Officer and Chief Operating Officer, based primarily upon the Chief Executive Officer’s and Chief Operating Officer’s evaluation of Mr. Phillips’s performance during such calendar year. Mr. Phillips’ employment agreement also provides for certain perquisites including fringe benefits and Company paid automobile related expenses.

Mr. Phillips’s employment agreement further provides for payments to Mr. Phillips upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Phillips’s amended and restated employment agreement was filed with the SEC as an exhibit to a Form 8-K dated March 10, 2010. The complete text of the amendment to Mr. Phillips’s amended and restated employment agreement was filed with the SEC as an exhibit to a Form 8-K dated March 15, 2013. Mr. Phillips’s employment agreement, the amended and restated employment agreement and the amendment to his amended and restated employment agreement are incorporated here by reference and the foregoing descriptions of such agreements are qualified by the text of such agreements.

Laurence Winoker

During 2013, Laurence Winoker was employed by the Company as its Senior Vice-President — Finance, Treasurer and Chief Financial Officer pursuant to an employment agreement dated as of June 28, 2007, as amended as of March 8, 2010 and April 12, 2012.

Mr. Winoker’s employment agreement, as amended, provides for an annual base salary of $425,000 for 2013 and a performance bonus based on performance objectives set forth in writing at the beginning of each calendar year during the term of Mr. Winoker’s employment agreement. Mr. Winoker’s employment agreement also provides for certain perquisites including fringe benefits and Company paid automobile related expenses.

Mr. Winoker’s employment agreement further provides for payments to Mr. Winoker upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Winoker’s employment agreement, before it was amended, was filed with the SEC as an exhibit to a Form 8-K dated July 3, 2007. The complete text of the first amendment to Mr. Winoker’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated March 10, 2010. The complete text of the second amendment to Mr. Winoker’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated April 16, 2012. Mr. Winoker’s employment agreement, first amendment to his employment agreement and second amendment to his employment agreement are incorporated here by reference and the foregoing descriptions of such agreements are qualified by the text of such agreements.

GRANTS OF PLAN BASED AWARDS DURING THE FISCAL YEAR ENDED

DECEMBER 31, 2013

The following table sets forth information regarding grants of plan based compensation to the NEOs during 2013:

Name	Grant date	Estimated future payouts under non- equity incentive plan awards (1)			All other option awards: Number of securities underlying options
		Threshold	Target	Maximum			Exercise or base price of option awards	Grant date fair value of option awards

Jeffrey Siegel	May 7, 2013	$625,000	$1,250,000	$2,250,000	24,000	(2)	$12.79	$155,520
Ronald Shiftan	January 2, 2013	—	—	—	100,000	(3)	10.72	507,000
	May 7, 2013	341,250	682,500	1,397,500	16,000	(2)	12.79	103,680
Daniel Siegel	May 7, 2013	196,875	281,250	562,500	16,000	(2)	12.79	103,680
Craig Phillips	May 7, 2013	82,800	90,000	180,000	8,000	(2)	12.79	51,840
Laurence Winoker	May 7, 2013	159,375	212,500	425,000	8,000	(2)	12.79	51,840

Notes:

(1)	The threshold, target and maximum payouts disclosed in the table above include the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus for Mr. Jeffrey Siegel and Mr. Shiftan and include the performance bonus based on an earnings target and individual performance objectives for Mr. Daniel Siegel, Mr. Phillips and Mr. Winoker.
(2)	The options vest in equal yearly installments over four years commencing on the first anniversary of the grant date and expire on the tenth anniversary of the grant date.
(3)	20% of the options vested and became exercisable on December 31, 2013, and the balance shall vest and become exercisable in four equal semi-annual installments thereafter commencing on June 30, 2014 and on each December 31 and June 30 thereafter and expire on the fifth anniversary of the grant date.

OPTION EXERCISES DURING THE FISCAL YEAR ENDED

DECEMBER 31, 2013

The following table sets forth the options exercised by the NEOs during the fiscal year ended December 31, 2013:

	Option awards
Name	Number of shares acquired on exercise	Value realized on exercise
Ronald Shiftan	5,000	$30,550
Daniel Siegel	16,250	183,559
Craig Phillips	25,000	91,975

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

The following table sets forth the outstanding equity awards held by the NEOs at December 31, 2013:

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Jeffrey Siegel	15,000	(1)			4.60	November 9, 2018
	75,000	(2)	25,000	(2)	13.27	May 6, 2020
	150,000	(3)			11.73	March 3, 2021
	7,500	(4)	22,500	(4)	11.64	April 30, 2022
			24,000	(5)	12.79	May 6, 2023
Ronald Shiftan	1,000	(6)			20.09	June 8, 2014
	15,000	(7)			4.60	November 9, 2018
	125,000	(8)			5.32	August 9, 2014
	37,500	(2)	12,500	(2)	13.27	May 6, 2020
	10,000	(9)	10,000	(9)	10.79	June 15, 2021
	5,000	(4)	15,000	(4)	11.64	April 30, 2022
	20,000	(10)	80,000	(10)	10.72	January 2, 2018
			16,000	(5)	12.79	May 6, 2023
Daniel Siegel	12,000	(11)			29.96	May 1, 2016
	13,000	(12)			2.19	April 2, 2019
	18,750	(2)	6,250	(2)	13.27	May 6, 2020
	7,500	(9)	7,500	(9)	10.79	June 15, 2021
	3,750	(4)	11,250	(4)	11.64	April 30, 2022
			16,000	(5)	12.79	May 6, 2023
Craig Phillips	16,000	(11)			29.96	May 1, 2016
	5,000	(13)			4.60	November 9, 2018
	5,625	(2)	1,875	(2)	13.27	May 6, 2020
	2,500	(9)	2,500	(9)	10.79	June 15, 2021
	1,875	(4)	5,625	(4)	11.64	April 30, 2022
			8,000	(5)	12.79	May 6, 2023
Laurence Winoker	75,000	(14)			20.81	July 1, 2017
	5,000	(13)			4.60	November 9, 2018
	25,000	(12)			2.19	April 2, 2019
	15,000	(2)	5,000	(2)	13.27	May 6, 2020
	5,000	(9)	5,000	(9)	10.79	June 15, 2021
	2,500	(4)	7,500	(4)	11.64	April 30, 2022
			8,000	(5)	12.79	May 6, 2023

Notes:

(1)	This option was granted on November 10, 2008 and vested quarterly through December 31, 2010.
(2)	This option was granted on May 7, 2010 and vests 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.

Notes continued:

(3)	This option was granted on March 4, 2011 and vested 33% a year in three equal annual installments on each of December 31, 2011, 2012 and 2013.
(4)	This option was granted on May 1, 2012 and vests 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(5)	This option as granted on May 7, 2013 and vests 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(6)	This option was granted and vested on June 9, 2004.
(7)	This option was granted on November 10, 2008 and vested quarterly through June 30, 2010.
(8)	This option was granted on August 10, 2009 and vested 25% on December 31, 2009 with the balance vesting in three equal annual installments commencing on December 31, 2010.
(9)	This option was granted on June 16, 2011 and vests 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(10)	This option was granted on January 2, 2013 and vested 20% on December 31, 2013 with the balance vesting in four equal semi-annual installments commencing on June 30, 2014.
(11)	This option was granted on May 2, 2006 and vested 20% a year in five equal annual installments commencing on the first anniversary of the date of grant.
(12)	This option was granted on April 3, 2009 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(13)	This option was granted on November 10, 2008 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(14)	This option was granted on July 2, 2007 and vested 20% a year in five equal annual installments commencing on the first anniversary of the date of grant.

POTENTIAL PAYMENTS UPON TERMINATION

OR CHANGE IN CONTROL

The employment agreements that the Company has entered into with each of the NEOs require the Company to make certain payments to these individuals in the event of a termination of their employment or a change in control of the Company. The Company believes that the arrangements with respect to a change in control are appropriate to allow the NEOs to focus on the Company’s interests in a change of control situation without distractions relating to their employment. The following table shows estimated payments that would have been made to each of the Company’s NEOs pursuant to their current employment agreements under various scenarios involving a termination of employment or a change in control of the Company, assuming that each individual’s employment was terminated or a change in control of the Company had occurred on December 31, 2013 and using the closing market price of the Company’s common stock as of December 31, 2013:

Payment	Jeffrey Siegel	Ronald Shiftan	Daniel Siegel	Craig Phillips	Laurence Winoker

Upon termination as a result of disability
Cash severance	$7,638,711	$4,099,301	$—	$—	$212,500
Awarded but unpaid bonus	1,285,091	788,840	—	147,600	—
Options (intrinsic value)	419,225	584,000	—	—	—
Accrued salary	7,692	5,000	3,642	2,769	3,269
Accrued vacation	38,462	25,000	17,308	12,462	16,346

	$9,389,181	$5,502,141	$20,770	$162,831	$232,115

Upon termination as a result of death
Cash severance	$7,638,711	$4,099,301	$—	$—	$—
Awarded but unpaid bonus	1,285,091	788,840	—	147,600	—
Options (intrinsic value)	419,225	584,000	—	—	—
Accrued salary	7,692	5,000	3,642	2,769	3,269
Accrued vacation	38,462	25,000	17,308	12,462	16,346

	$9,389,181	$5,502,141	$20,770	$162,831	$19,615

Upon termination by the Company for cause or by the executive without good reason

Awarded but unpaid bonus	$—	$—	$—	$—	$333,664
Accrued salary	7,692	5,000	3,642	2,769	3,269
Accrued vacation	38,462	25,000	17,308	12,462	16,346

	$46,154	$30,000	$20,770	$15,231	$353,279

Payment	Jeffrey Siegel	Ronald Shiftan	Daniel Siegel	Craig Phillips	Laurence Winoker

Upon termination as a result of a change in control of the Company
Cash severance	$7,638,711	$4,099,301	—	$360,000	$425,000
Awarded but unpaid bonus	1,285,091	788,840	—	147,600	333,664
Stock options (intrinsic value)	419,225	584,000	—	62,769	90,175
Health benefits	—	5,470	—	—	7,210
Insurance reimbursement	—	120,000	—	—	—
Accrued salary	7,692	5,000	3,642	2,769	3,269
Accrued vacation	38,462	25,000	17,308	12,462	16,346

	$9,389,181	$5,627,611	$20,770	$585,600	$875,664

All other involuntary terminations by the Company or by the executive for good reason

Cash severance	$7,638,711	$4,099,301	—	$360,000	$425,000
Awarded but unpaid bonus	1,285,091	788,840	—	147,600	333,664
Stock options (intrinsic value)	419,225	584,000	—	62,769	90,175
Health benefits	—	5,470	—	—	7,210
Insurance reimbursement	—	120,000	—	—	—
Accrued salary	7,692	5,000	3,642	2,769	3,269
Accrued vacation	38,462	25,000	17,308	12,462	16,346

	$9,389,181	$5,627,611	$20,770	$585,600	$875,664

The amounts shown for each NEO do not include payments and benefits that do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all salaried employees. The above payments reflect the amounts that would have been payable upon a termination of employment as of December 31, 2013.

Jeffrey Siegel

Jeffrey Siegel’s Employment Agreement contains the following provisions regarding termination and change of control. These provisions are substantially similar to the corresponding provisions under his New Employment Agreement.

Termination for cause; resignation without good reason.

If Mr. Siegel’s employment is terminated by the Company for cause or if Mr. Siegel resigns other than for good reason, Mr. Siegel shall be entitled to be paid the following amounts (collectively, the “Accrued Obligations”):

•	His salary accrued up to and including the date of termination or resignation of his employment,

•	An amount in lieu of any accrued but unused vacation time, and

•	The amount of any unreimbursed expenses.

Notwithstanding anything to the contrary in his employment agreement, Mr. Siegel shall be entitled to exercise any then-outstanding stock options granted to Mr. Siegel that shall have vested on or prior to such termination or resignation of employment.

Involuntary Termination.

If Mr. Siegel’s employment is terminated (i) by the Company for any reason other than cause, (ii) by Mr. Siegel for good reason, (iii) by the Company or Mr. Siegel due to Mr. Siegel’s disability or (iv) by reason of Mr. Siegel’s death (such a resignation or termination being hereinafter referred to as an “Involuntary Termination”), Mr. Siegel shall be entitled to payment of the Accrued Obligations.

In addition, in the event of Mr. Siegel’s Involuntary Termination, the Company shall pay to Mr. Siegel as severance (the “Severance Payments”) the following amounts:

•	3.0 times his salary,

•	3.0 times the average annual bonus paid by the Company to Mr. Siegel with respect to the two immediately preceding years, and

•	The Annual Adjusted IBIT Performance Bonus accrued to the date of termination.

Anything in his employment agreement to the contrary notwithstanding, no such Severance Payments shall be payable if Mr. Siegel’s employment with the Company ends at the expiration or non-renewal of the term of his employment under his employment agreement (the “Term”).

In addition, Mr. Siegel shall continue to participate, at the Company’s expense, in the Company’s health and medical plans and any other benefits provided to Mr. Siegel at the time of such Involuntary Termination until the end of the Term or until Mr. Siegel obtains other employment, whichever occurs first.

In addition, in the event of Mr. Siegel’s Involuntary Termination, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable.

Involuntary Termination in connection with certain changes in control.

If, during the Term, the Company undergoes a Change in Control, and either (i) Mr. Siegel’s employment is thereafter terminated under circumstances that would constitute an Involuntary Termination or (ii) Mr. Siegel undergoes an Involuntary Termination and within 90 days of the Involuntary Termination, the Company executes a definitive agreement to enter into a transaction the consummation of which would result in a change in control and such transaction is actually consummated, then Mr. Siegel shall be entitled to all payments, benefits and stock based compensation as outlined under the Involuntary Termination section above. The Company shall make the payments and provide the benefits to be paid and provided under his employment agreement. However, if all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), the Company shall reduce such payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision); and, (ii) by reason of such reduction, the net after-tax benefit to Mr. Siegel shall exceed the net after-tax benefit if such reduction were not made.

Termination due to disability.

In the event of Mr. Siegel’s disability, either the Company or Mr. Siegel shall be entitled to terminate Mr. Siegel’s employment. In the event that Mr. Siegel elects to terminate his employment due to disability, such termination shall be deemed to be an Involuntary Termination and Mr. Siegel shall be entitled to payment of the Accrued Obligations, the Severance Payments and any disability benefits that are provided under the terms of any pension, medical, disability or life insurance plan applicable to senior executives of the Company, applicable to Mr. Siegel at the time of his disability. In addition, in the event Mr. Siegel’s employment is terminated due to disability, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable.

Death.

Except in certain circumstances, no salary or benefits shall be payable under the New Employment Agreement following the date of Mr. Siegel’s death. In the event of Mr. Siegel’s death, the Accrued Obligations and the Severance Payments shall be paid to Mr. Siegel’s beneficiary. Mr. Siegel’s beneficiary shall also be entitled to any death benefits that are provided under the terms of any pension, medical, disability or life insurance plan applicable to senior executives of the Company, applicable to Mr. Siegel at the time of death. In addition, in the event of Mr. Siegel’s death, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable.

Continuation of Life Insurance.

Notwithstanding the termination of Mr. Siegel’s employment (other than for cause or by reason of his death) the Company shall continue in force and pay the premiums on life insurance on the life of Mr. Siegel that the Company is required to maintain and pay the premiums on pursuant to the New Employment Agreement.

Ronald Shiftan

Ronald Shiftan’s Amended and Restated Employment Agreement dated as of August 10, 2009, as amended as of November 9, 2010 and amended and restated as of December 20, 2012 (the “Second Amended and Restated Employment Agreement”) contains the following provisions regarding termination and change of control.

Termination for cause; resignation without good reason.

If Mr. Shiftan’s employment is terminated by the Company for cause or if Mr. Shiftan resigns other than for good reason, Mr. Shiftan shall be entitled to be paid the following amounts (collectively, the “Accrued Obligations”) :

•	His salary accrued up to and including the date of termination or resignation of his employment,

•	An amount in lieu of any accrued but unused vacation time, and

•	The amount of any unreimbursed expenses.

Notwithstanding anything to the contrary in his employment agreement, Mr. Shiftan shall be entitled to exercise any then-outstanding stock options granted to Mr. Shiftan that shall have vested on or prior to such termination or resignation of employment.

Involuntary Termination.

If Mr. Shiftan’s employment is terminated (i) by the Company for any reason other than cause, (ii) by Mr. Shiftan for good reason, (iii) by the Company or Mr. Shiftan due to Mr. Shiftan’s disability or (iv) by reason of Mr. Shiftan’s death (such a resignation or termination being hereinafter referred to as an “Involuntary Termination”), Mr. Shiftan shall be entitled to payment of the Accrued Obligations.

In addition, in the event of Mr. Shiftan’s Involuntary Termination, the Company shall pay to Mr. Shiftan as severance (the “Severance Payments”) the following amounts:

•	3.0 times his salary,

•	3.0 times the average of the of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus paid by the Company to Mr. Shiftan with respect to the two immediately preceding years, and

•	the Annual Adjusted IBIT Performance Bonus accrued to the date of termination.

Anything in his employment agreement to the contrary notwithstanding, no such Severance Payments shall be payable if Mr. Shiftan’s employment with the Company ends at the expiration or non-renewal of the term of his employment under his employment agreement (the “Term”).

In addition, Mr. Shiftan shall continue to participate, at the Company’s expense, in the Company’s health and medical plans and any other benefits provided to Mr. Shiftan at the time of such Involuntary Termination until the end of the Term or until Mr. Shiftan obtains other employment, whichever occurs first.

In addition, in the event of Mr. Shiftan’s Involuntary Termination, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable.

Involuntary Termination in connection with certain changes in control.

If, during the Term, the Company undergoes a change in control, and either (i) Mr. Shiftan’s employment is thereafter terminated under circumstances that would constitute an Involuntary Termination or (ii) Mr. Shiftan undergoes an Involuntary Termination and within 90 days of the Involuntary Termination, the Company executes a definitive agreement to enter into a transaction the consummation of which would result in a change in control and such transaction is actually consummated, then Mr. Shiftan shall be entitled to all payments, benefits and stock based compensation as outlined under the Involuntary Termination section above. The Company shall make the payments and provide the benefits to be paid and provided under his employment agreement. However, if all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), the Company shall reduce such payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision); and, (ii) by reason of such reduction, the net after-tax benefit to Mr. Shiftan shall exceed the net after-tax benefit if such reduction were not made.

Termination due to disability.

In the event of Mr. Shiftan’s disability, either the Company or Mr. Shiftan shall be entitled to terminate Mr. Shiftan’s employment. In the event that Mr. Shiftan elects to terminate his employment due to disability, such termination shall be deemed to be an Involuntary Termination and Mr. Shiftan shall be entitled to payment of the Accrued Obligations, the Severance Payments and any disability benefits that are provided under the terms of any pension, medical, disability or life insurance plan applicable to senior executives of the Company, applicable to Mr. Shiftan at the time of his disability. In addition, in the event Mr. Shiftan’s employment is terminated due to disability, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable.

Death.

Except in certain circumstances, no salary or benefits shall be payable under Mr. Shiftan’s employment agreement following the date of Mr. Shiftan’s death. In the event of Mr. Shiftan’s death, the Accrued Obligations and the Severance Payments shall be paid to Mr. Shiftan’s beneficiary. Mr. Shiftan’s beneficiary shall also be entitled to any death benefits that are provided under the terms of any pension, medical, disability or life insurance plan applicable to senior executives of the Company, generally applicable to Mr. Shiftan at the time of death. In addition, in the event of Mr. Shiftan’s death, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable.

Termination upon expiration of term

If Mr. Shiftan’s employment is terminated by reason of the expiration of the Term, Mr. Shiftan is entitled to payment of the Accrued Obligations. In addition, in such event, the Company shall pay Mr. Shiftan as severance (the “Term Expiration Severance Payment”) an amount equal to:

•	1.0 times his salary, and

•	The average of the sum of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus, with respect to the year ending on the date on which the Mr. Shiftan’s employment is terminated by reason of the expiration of the Term and each of the two immediately preceding years.

Daniel Siegel

Daniel Siegel does not have an employment agreement with the Company. In the event that Mr. Daniel Siegel’s employment is terminated for any reason or in the event that there is a change of control of the Company and his employment is terminated, the Company shall pay Mr. Daniel Siegel an amount in respect of his unused paid time off days.

Craig Phillips

Craig Phillips’ Employment Agreement dated as of September 1, 2007, as amended and restated as of March 8, 2010 and as amended as of March 12, 2013 contains the following terms regarding termination and change of control.

General.

If Mr. Phillips’s employment is terminated during the term of his employment agreement for any reason, the Company shall pay to Mr. Phillips the following amounts (collectively, “Accrued Obligations”):

•	His base salary for the period ending on the date of termination of his employment (the “Termination Date”),

•	An amount for unused accrued vacation or paid time off days, and

•	If the Termination Date occurs after the end of a fiscal year and prior to payment of the annual bonus provided for in his employment agreement (the “Annual Bonus”) earned by Mr. Phillips for such fiscal year, Mr. Phillips shall be paid the Annual Bonus for such fiscal year.

Death.

If Mr. Phillips’s employment is terminated by reason of Mr. Phillips’s death, then, in addition to the Accrued Obligations, Mr. Phillips’s estate shall receive payment of the Annual Bonus for the fiscal year in which the Termination Date occurs; provided, however, that the amount of the Annual Bonus shall be subject to a pro-rata reduction for the portion of the fiscal year following the Termination Date (“Pro-Rated Annual Bonus”).

Disability.

If Mr. Phillips’s employment is terminated by reason of Mr. Phillips’s total disability, then, in addition to the Accrued Obligations, Mr. Phillips shall receive payment of the Pro-Rated Annual Bonus for the fiscal year in which the Termination Date occurs.

Cause.

If Mr. Phillips’s employment is terminated for cause, then, except as otherwise expressly provided in his employment agreement, the Company shall have no obligation to make payments under his employment agreement for any period after the Termination Date.

Resignation.

If Mr. Phillips’s employment is terminated by Mr. Phillips without good reason, then, except as otherwise expressly provided in his employment agreement, the Company shall have no obligation to make payments under his employment agreement for any period after the Termination Date.

Termination by the Company Without Cause or Termination by Mr. Phillips for Good Reason.

If Mr. Phillips’s employment is terminated by the Company without cause, or by Mr. Phillips for good reason, then in addition to the Accrued Obligations, Mr. Phillips shall receive payment of the Pro-Rated Annual Bonus for the fiscal year in which the Termination Date occurs and the Company shall continue to pay Mr. Phillips his base salary from the Termination Date until the date 12 months after the Termination Date (the “Severance Expiration Date”).

Failure of the Company to renew.

Upon the expiration of the initial term or any additional term of Mr. Phillips’s employment agreement, if the Company shall have notified Mr. Phillips of its desire not to renew the term of his employment agreement for the next additional term of one (1) year, and Mr. Phillips notifies the Company in writing that Mr. Phillips is ready, willing and able to renew the term of his employment agreement for the next additional term of one (1) year, and the Company at such time did not have grounds to terminate Mr. Phillips’s employment for cause then the Company’s notice not to renew shall be treated in the same manner as a termination without cause and, in addition to the Accrued Obligations, Mr. Phillips shall receive payment of the Pro-Rated Annual Bonus for the fiscal year in which the Termination Date occurs and the Company shall continue to pay Mr. Phillips his base salary, at the rate in effect on the Termination Date, from the Termination Date until the Severance Expiration Date.

Termination by Mr. Phillips or Company due to a change in control.

In the event that his employment agreement is terminated by Mr. Phillips or the Company due to a change of control, Mr. Phillips shall be entitled to receive:

•	His base salary for the period ending on the Termination Date,

•	An amount for accrued unused vacation or paid time off days,

•	If the Termination Date occurs after the end of a fiscal year and prior to payment of the Annual Bonus earned by Mr. Phillips for such fiscal year, Mr. Phillips shall be paid the Annual Bonus for such fiscal year,

•	A Pro-Rated Annual Bonus for the fiscal year in which the Termination Date occurs, payable at the same time as the Annual Bonus would otherwise have been paid,

•	The Company shall continue to pay Mr. Phillips his base salary from the Termination Date until the Severance Expiration Date, and

•	Mr. Phillips’ then-outstanding stock options shall immediately vest and become exercisable.

Severance reduced by other compensation.

Payments by the Company of base salary for any period after the Termination Date and through the Severance Expiration Date (the “Severance Period”), if any are required to be made pursuant to Mr. Phillips’ employment agreement, shall be reduced and offset by any compensation Mr. Phillips receives which is attributable to services performed for other enterprises during such Severance Period.

Laurence Winoker

Laurence Winoker’s Employment Agreement dated as of June 28, 2007, as amended as of March 8, 2010 and as amended as of April 12, 2012 contains the following terms regarding termination and change of control.

Termination due to permanent disability.

In the event that his employment agreement is terminated due to total disability, Mr. Winoker shall receive an amount equal to his base salary for a period of six (6) months from the date of termination.

Termination by Mr. Winoker voluntarily; termination by the Company for cause.

Upon any termination of Mr. Winoker’s employment agreement either (i) voluntarily by Mr. Winoker (except if he is voluntarily terminating his employment agreement due to a change of control or for good reason or (ii) by the Company for cause, all payments, salary and other benefits there under shall cease at the date of termination, with the exception of vested benefits and any accrued but unused vacation time, if any, prorated to the date of Mr. Winoker’s termination and the reimbursement of proper expenses.

Termination by the Company without cause; termination by Mr. Winoker for good reason; election not to offer new employment.

In the event that (i) his employment agreement is terminated by the Company without cause, or (ii) his employment agreement is terminated by Mr. Winoker for good reason or (iii) the Company chooses not to offer further employment to Mr. Winoker beyond the initial term or any renewal term, if applicable, on terms and conditions that are, in the aggregate, no less favorable to Mr. Winoker than the terms and conditions of his employment agreement, and a change of control has not occurred, then the following conditions shall apply:

If Mr. Winoker’s employment agreement is terminated by the Company without cause, then Mr. Winoker shall be entitled to receive:

•	Certain benefits set forth in his employment agreement,

•	An amount for unused accrued vacation or paid time off days,

•	An amount equal to Mr. Winoker’s base salary as in effect at the date of termination for a period of 12 months from the date of termination,

•	The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid, and

•	Mr. Winoker’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on shares of restricted stock granted by the Company to Mr. Winoker on which any restrictions shall not have terminated shall immediately terminate;

If Mr. Winoker’s employment agreement is terminated by Mr. Winoker for good reason, then Mr. Winoker shall be entitled to receive:

•	Certain benefits set forth in his employment agreement,

•	An amount for unused accrued vacation or paid time off days,

•	An amount equal to Mr. Winoker’s base salary as in effect at the effective date of termination for a period of 12 months from the effective date of termination,

•	The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid, and

•	Mr. Winoker’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on shares of restricted stock granted by the Company to Mr. Winoker on which any restrictions shall not have terminated shall immediately terminate.

If the Company does not offer employment to Mr. Winoker beyond the initial term or any renewal term, as applicable, on terms and conditions that are, in the aggregate, no less favorable to Mr. Winoker than the terms and conditions of his employment agreement, then, subject to the provisions of his employment agreement, upon the normal expiration of the initial term or any renewal term of his employment agreement as applicable Mr. Winoker shall be entitled to receive:

•	Certain benefits set forth in his employment agreement,

•	An amount for unused accrued vacation or paid time off days,

•	An amount equal to Mr. Winoker’s base salary as in effect upon the expiration of the initial term or any renewal term of his employment agreement, as applicable, for a period of 12 months from the expiration of the initial term or any renewal term, as applicable,

•	The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid, and

•	Mr. Winoker’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on shares of restricted stock granted by the Company to Mr. Winoker on which any restrictions shall not have terminated shall immediately terminate.

Termination by Mr. Winoker or the Company due to a change of control.

In the event that his employment agreement is terminated by Mr. Winoker or the Company due to a change of control, Mr. Winoker shall be entitled to receive:

•	A cash payment equal to 100% of his annual base salary in effect at the effective date of the change of control,

•	A cash payment equal to his pro-rata bonus, if such bonus has been communicated to Mr. Winoker, in writing, prior to the effective date of the change of control,

•	Certain benefits set forth in his employment agreement for a period of 12 months,

•	An amount for unused accrued vacation or paid time off days, and

•	All of Mr. Winoker’s then-outstanding stock options shall vest and become immediately exercisable and all restrictions on shares of restricted stock granted by the Company to Mr. Winoker on which any restrictions shall not have terminated shall immediately terminate.

DIRECTOR COMPENSATION

The following table sets forth compensation paid to the Company’s non-employee directors for 2013:

Name	Fees earned or paid in cash	Stock awards (1)	Total
Cherrie Nanninga	$70,500	$45,000	$115,500
William Westerfield	65,000	45,000	110,000
John Koegel	67,000	45,000	112,000
Michael Jeary	54,500	45,000	99,500
David E. R. Dangoor	50,000	45,000	95,000
Michael J. Regan	47,000	45,000	92,000
Dennis E. Reaves	14,417	27,740	42,157

Note:

(1)	Consists of restricted stock awards valued at the closing market price of the Company’s common stock on the date of grant.

The following table sets forth the aggregate number of restricted shares of the Company’s common stock and shares of the Company’s common stock issuable upon the exercise of stock options held by each non-employee director at December 31, 2013:

Name	Restricted Shares		Stock Options
			Vested	Unvested
Cherrie Nanninga	3,448	(1)	26,000	—
William Westerfield	3,448	(1)	30,000	—
John Koegel	3,448	(1)	—	—
Michael Jeary	3,448	(1)	25,000	—
David E. R. Dangoor	3,448	(1)	25,000	—
Michael J. Regan	3,448	(1)	—	—
Dennis E. Reaves	1,771	(2)	—	—

Note:

(1)	20,688 restricted shares were issued on June 13, 2013 and vest 100% on June 13, 2014.
(2)	1,771 restricted shares were issued on October 31, 2013 and vest 100% on June 13, 2014.

The table of Security Ownership of Certain Beneficial Owners and Management sets forth the beneficial ownership of each director of the Company’s common stock at April 30, 2014.

Fees paid to the non-employee directors of the Company are based on the following schedule:

Board of Directors Annual Retainer
Cash	$25,000
Restricted common stock	45,000

Total	$70,000

Annual Retainer for Committee Chairs:
Audit and Compensation Committees	$20,000
All other committees of the Board	5,000

Annual Retainer for Committee members:	$2,000

Annual Retainer for Lead Director	$30,000

Fees for each meeting attended:
Board of Directors meetings	$2,000
Committee meetings	500

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Company does not believe that its compensation programs create risks that are reasonably likely to have a material adverse effect on the Company. The Company’s Compensation Committee is charged with the responsibility to review compensation programs that may create incentives that can affect the Company’s risk and management of that risk.

LIMITATION ON DIRECTORS AND OFFICERS LIABILITY

The Company’s Second Restated Certificate of Incorporation contains a provision which eliminates the personal liability of a director for monetary damages other than for breaches of the director’s duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit.

The Company has entered into indemnification agreements with each of its officers and directors which provide that the Company will indemnify the indemnitee against expenses, including reasonable attorney’s fees, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of the performance of his or her duties as a director, officer, employee or agent of the Company. Such indemnification is available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful.

The Company maintains directors and officers liability insurance policies. The policies insure the directors and officers of the Company against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.

CERTAIN RELATIONSHIPS

Certain relatives of Jeffrey Siegel, the Chairman of the Board of Directors and Chief Executive Officer of the Company, are employed by the Company, as follows:

Clifford Siegel, a son of Jeffrey Siegel, is employed by the Company as its Executive Vice President - Global Supply Chain. His compensation in 2013 included earned cash compensation of $568,750 and a grant of an option to purchase 8,000 shares of the Company’s common stock with an exercise price of $12.79.

James Wells, a son-in-law of Jeffrey Siegel, is employed by the Company as its Executive Vice President and President of the Kitchenware Division. His compensation in 2013 included earned cash compensation of $782,873 and a grant of an option to purchase 8,000 shares of the Company’s common stock with an exercise price of $12.79.

Additionally, as previously described, Mr. Jeffrey Siegel is related to two named executive officers. He is the father of Daniel Siegel and a cousin of Craig Phillips.

RELATED-PARTY TRANSACTIONS

The Company’s policies and procedures regarding transactions with related persons are set forth in writing in the Company’s Code of Ethics, as supplemented by the Code of Conduct, which requires that the Audit Committee must review and approve any “related party” transaction, as defined in Item 404(a) of Regulation S-K before it is consummated. The Audit Committee of the Board of Directors is responsible for reviewing such policies and procedures pursuant to its charter, which states that the Audit Committee of the Board of Directors will “review and approve related-party transactions submitted by management after management’s evaluation of the terms of such transaction.” The Company also attempts to identify related party transactions each year by requiring directors and executive officers to complete a questionnaire that identifies such transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2013, the following persons failed to file a Form 4 filing on a timely basis.

•	Craig Phillips: One Form 4 required to be filed on November 27, 2013 was filed on December 2, 2013. One Form 4 required to be filed on November 29, 2013 was filed on December 2, 2013.

•	William Westerfield: One Form 4 required to be filed on September 27, 2013 was filed on October 15, 2013.

•	Glenn Simon: One Form 4 required to be filed on November 29, 2013 was filed on December 2, 2013.

•	Robert Reichenbach: One Form 4 required to be filed on April 8, 2013 was filed on April 15, 2013. One Form 4 required to be filed on November 11, 2013 was filed on October 15, 2013.

To the best of the Company’s knowledge, with the exception of the persons named above, all required reports were filed on a timely basis.

In making this statement, the Company has relied on the written representations of its directors and officers and copies of Forms 3, 4 and 5 provided to the Company.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

The Audit Committee appointed the firm of Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2013. Ernst & Young has audited the Company’s financial statements since 1984.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related and tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services costing up to $50,000 provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

The following table sets forth fees paid or payable to Ernst & Young for services provided in each of the years ended December 31, 2013 and 2012:

	2013	2012
Audit fees	$1,374,000	$1,395,000
Audit-related fees	405,000	165,000
Tax fees	282,000	313,000
All other fees	2,000	2,000

Total	$2,063,000	$1,875,000

Audit fees

Audit fees are fees paid to Ernst & Young for the annual audit of the Company’s financial statements, the quarterly reviews of the Company’s financial statements included in its Forms 10-Q, fees related to the Company’s annual audit of internal controls over financial reporting, statutory audit fees and fees for regulatory filings.

Audit-related fees

Audit related fees are fees paid to Ernst & Young for assurance and related services that are related to the performance of the audit or review of the financial statements but not reported as audit fees as well as other audit and due diligence procedures in connection with acquisitions or dispositions.

Tax fees

Tax fees are billed for services rendered for tax compliance including the preparation of tax returns and tax advisory services.

All other fees

All other fees consist of fees paid to Ernst & Young for access to Ernst & Young’s online accounting research tool.

In making its appointment of Ernst & Young to audit the Company’s financial statements for the fiscal year ending December 31, 2014, the Audit Committee reviewed past audit, audit related and other non-audit services performed during 2013. In selecting Ernst & Young, the Audit Committee carefully considered their independence. The Audit Committee has determined that the performance of such non-audit services did not impair the independence of Ernst & Young.

Ernst & Young has confirmed to the Audit Committee that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

If the stockholders do not ratify this appointment, the Audit Committee will reconsider the appointment.

Representatives of Ernst & Young are expected to be present at the Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions of stockholders. The Audit Committee recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the Security and Exchange Commission’s rules.

As described in detail under the heading “Compensation Discussion and Analysis – Compensation Philosophy and Objectives,” the Company’s compensation program has been designed to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A strong link between compensation and performance provides incentives for achieving short and long-term financial and business objectives and increasing the value of the Company’s common stock, thereby increasing value to the Company’s stockholders. Please read the “Compensation Discussion and Analysis” beginning on page 16 for additional details about the Company’s executive compensation programs, including information about the fiscal year 2013 compensation of the Company’s named executive officers.

The Board requests stockholders to indicate their support of the named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board asks its stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in accordance with Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and other related tables and disclosures.”

The “say-on-pay” vote is advisory, as required pursuant to Section 14A of the Exchange Act, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of its stockholders and to the extent there are any significant votes against any named executive officer compensation as disclosed in this Proxy Statement, the Board will consider stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends that stockholders vote FOR the approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

STOCKHOLDER PROPOSALS

A stockholder proposal intended to be presented at the Company’s 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 as promulgated under the Exchange Act must be received by the Company at its principal executive office on or before December 31, 2014, to be included in the Company’s proxy statement and proxy relating to that meeting and must comply with the requirements of Rule 14a-8. A stockholder proposal intended to be presented at the Company’s 2015 Annual Meeting of Stockholders that is made outside of Rule 14a-8 under the Exchange Act must comply with the requirements of Section 1.3 of the Company’s By-laws. Under Section 1.3 of the Company’s By-laws, a stockholder or its representative must be present in person at the meeting. Notice of a proposal must be given in writing to the Secretary of the Company, which must be received by the Company not less than 90 calendar days nor more than 120 calendar days prior to the anniversary of the prior year’s annual meeting. The form of the notice must satisfy the requirements set forth in Section 1.3 of the Company’s By-laws.

Additionally, the making of the proposal must be permitted by law, the Certificate of Incorporation of the Company and the By-Laws of the Company.

HOUSEHOLDING OF MATERIALS

The Company, as well as some banks, brokers, and other nominee record holders participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report is sent to multiple stockholders in the same household unless the Company or such bank, broker or other nominee holder has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing the Company at the following address: Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530, Attention: Laurence Winoker, Senior Vice-President – Finance, Treasurer and Chief Financial Officer; or by calling the Company at the following phone number: (516) 683-6000. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

OTHER MATTERS

The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Financial statements for the Company are included in the Annual Report of the Company for the fiscal year ended December 31, 2013, which accompanies this Proxy Statement.

Upon the written request of any person who on the record date was a record owner of common stock of the Company, or who represents in good faith that he or she was on such date a beneficial owner of common stock of the Company, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including financial statements and schedules, as filed with the SEC. Requests for this report should be directed to Laurence Winoker, Senior Vice-President – Finance, Treasurer and Chief Financial Officer, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530.

By Order of the Board of Directors,

/s/ Sara Shindel
Secretary

Dated: April 30, 2014

LIFETIME BRANDS, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees for director, FOR Proposal 2 and
FOR Proposal 3.

1. ELECTION OF DIRECTORS Nominees:				+
01 - Jeffrey Siegel	02 - Ronald Shiftan	03 - Craig Phillips	04 - David E. R. Dangoor
05 - Michael Jeary	06 - John Koegel	07 - Cherrie Nanninga	08 - Dennis E. Reaves
09 - Michael J. Regan	10 - William U. Westerfield

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.	☐	☐	☐	3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐

NOTE:	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Proxy materials for the Annual

Meeting of Shareholders are available

at: www.envisionreports.com/LCUT

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

PROXY — LIFETIME BRANDS, INC.

This Proxy is solicited on behalf of the Board of Directors

Jeffrey Siegel and Ronald Shiftan and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution to vote and act as proxy with respect to all shares of Common Stock, $.01 par value, of LIFETIME BRANDS, INC. standing in the name of the undersigned on the Company’s books at the close of business on May 1, 2014, at the Annual Meeting of Stockholders to be held at 1000 Stewart Avenue, Garden City, NY 11530, at 10:30 A.M., local time, on June 19, 2014 or at any adjournment(s) or postponement(s) thereof, as follows on the reverse side.

The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Stockholders or any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made with respect to any proposal, this proxy will be voted FOR Proposals 1, 2 and 3, as applicable.

(Continued and to be signed on reverse side.)